UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☑  Preliminary Proxy Statement
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☐  Soliciting Material Pursuant to Section 240.14a-12

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Stockholder:

You are invited to attend a Special Meeting of our Stockholders scheduled to be held at the Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey, on          ,  , 2009, at 9:00 A.M. (E.D.T.).

On July 23, 2009, we entered into separate Investment Agreements with affiliates of The Yucaipa Companies, LLC, which we refer to as Yucaipa, and with partners of Tengelmann Warenhandelsgesellschaft KG, which we refer to as Tengelmann. On August 4, 2009, pursuant to the Investment Agreements, we sold 175,000 shares of our 8% Cumulative Convertible Preferred Stock, no par value per share, which we refer to as the Convertible Preferred Stock, to the affiliates of Yucaipa and the partners of Tengelmann for an aggregate purchase price of $175 million. Immediately upon receipt of their shares of Convertible Preferred Stock, each of the partners of Tengelmann transferred such securities to Tengelmann. We refer to Tengelmann and the Yucaipa affiliates collectively as the Investors.

Beginning August 5, 2010, each share of Convertible Preferred Stock will be convertible at the option of the holder into 200 shares of our common stock, representing an initial conversion price of $5.00 (subject to certain adjustments). Except as described below, each share of Convertible Preferred Stock purchased by the Investors is entitled to vote together with the common stock on an as-converted basis.

Our common stock is listed on the New York Stock Exchange, which we refer to as the NYSE, and as a result we are subject to certain NYSE listing rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires shareholder approval prior to any issuance or sale of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions (i) if the convertible securities are acquired by a related party (as defined in Section 312.03) of the company and the number of shares of common stock to issued or issuable upon conversion exceeds either one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance or (ii) if the number of shares of common stock issued or issuable upon conversion equals or exceeds 20.0% of the number of shares of common stock outstanding prior to the issuance or if the votes entitled to be cast by such shares of common stock equals or exceeds 20.0% of the voting power outstanding prior to the issuance. Because of the restrictions in Section 312.03, the common stock issuable upon conversion of the Convertible Preferred Stock and the votes attributable to such Convertible Preferred Stock is currently limited to the percentages discussed below.

In light of these NYSE rules, the Convertible Preferred Stock provides that prior to obtaining stockholder approval as required by the NYSE, (i) the Convertible Preferred Stock held by the Yucaipa Investors may not be converted into shares of our common stock in excess of 18.99% of the shares of our common stock outstanding on July 23, 2009 and (ii) the Convertible Preferred Stock held by the Investors shall not be entitled to cast votes in the aggregate that exceed 19.99% of the voting power of our common stock outstanding prior to their issuance. Further, prior to our obtaining stockholder approval, the Convertible Preferred Stock held by the Tengelmann Investors (i) may not be converted into shares of our common stock in excess of 1.0% of the shares of our common stock outstanding prior to their issuance and (ii) shall not be entitled to cast votes in excess of 1.0% of the voting power of our common stock outstanding prior to their issuance.

At the Special Meeting, holders of shares of our common stock will be asked to consider and vote on a proposal to approve the conversion at the option of the holders of the Convertible Preferred Stock into shares of our common stock and the voting of the Convertible Preferred Stock, in each case, in excess of the limits described in the paragraph above. Our board of directors approved this proposal and found it advisable, fair to and in the best interest of the Company and recommends that our stockholders vote “FOR” this proposal.

If by February 4, 2010 our stockholders do not approve the proposal to remove the conversion and voting limitations on the Convertible Preferred Stock, the dividend rate on the Convertible Preferred Stock will increase by an additional 2.0% per annum and will further increase by an additional 1.0% per annum at the end of each six-month period thereafter until such vote is obtained.

Please read the accompanying proxy statement for information about the matters to be voted upon. Your vote is important. Whether or not you plan to attend the meeting in person, we urge you to submit your proxy as soon as possible via the Internet, by telephone or by mail.

Sincerely,

Christian W. E. Haub
Executive Chairman of the Board

          , 2009

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
2 PARAGON DRIVE
MONTVALE, NEW JERSEY 07645

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held          , 2009

To the Stockholders of The Great Atlantic & Pacific Tea Company, Inc.:

We will hold a Special Meeting of Stockholders (the “Special Meeting”) of The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) at the Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey, on          ,          , 2009, at 9:00 A.M. (E.D.T.) for the following purposes:

1. To consider and vote on a proposal to approve, as required pursuant to New York Stock Exchange Rule 312, (x) the shares of our Convertible Preferred Stock when voting together with the Common Stock becoming entitled to cast the full number of votes on an as-converted basis and (y) the issuance of the full amount of Common Stock upon the exercise of conversion rights of the Convertible Preferred Stock, in each case in accordance with such rule.

2. To consider and vote on a proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies.

3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

The Company’s board of directors recommends that stockholders vote “FOR” each of Proposals 1 and 2.

The board of directors has fixed September 22, 2009 as the record date for this meeting. Only stockholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting or at any adjournments or postponements thereof. A complete list of stockholders entitled to vote at the Special Meeting will be open to the examination of any stockholder present at the Special Meeting and, for any purpose relevant to the Special Meeting, during ordinary business hours for at least ten (10) days prior to the Special Meeting, at the corporate offices of the Company at the address indicated above.

Pursuant to new rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement is available free of charge on our web site at http://aptea.com/investors.asp.

Whether or not you plan to attend the Special Meeting in person, we urge you to ensure your representation by submitting your proxy as promptly as possible. You may do so by completing, signing, dating and returning the enclosed proxy card by mail, or you may submit your proxy by telephone or electronically through the Internet, as further described on the proxy card. If you attend the Special Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors

ALLAN RICHARDS
Senior Vice President, Human Resources, Labor
Relations, Legal Services & Secretary

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
2 PARAGON DRIVE
MONTVALE, NEW JERSEY 07645

PROXY STATEMENT

PROXY STATEMENT	2
VOTING	2
DESCRIPTION OF THE CONVERTIBLE PREFERRED STOCK TRANSACTION	4
PROPOSAL 1 — APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE CONVERTIBLE PREFERRED STOCK AND THE VOTING OF THE CONVERTIBLE PREFERRED STOCK ON AN AS-CONVERTED BASIS	9
PROPOSAL 2 — APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING	12
BENEFICIAL OWNERSHIP OF SECURITIES	12
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT	17
TRANSACTIONS WITH RELATED PARTIES	18
DESCRIPTION OF THE COMPANY’S CAPITAL STOCK	19
STOCKHOLDER PROPOSALS	29
OTHER MATTERS	29
SOLICITATION OF PROXIES	29
WHERE YOU CAN FIND MORE INFORMATION	29

PROXY STATEMENT

This proxy statement is furnished by the board of directors of The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) for use at the Special Meeting of Stockholders to be held at the Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey, on          ,          , 2009 at 9:00 A.M. (E.D.T.) (the “Special Meeting”). This proxy statement is first being mailed to stockholders on or about          , 2009.

VOTING

Voting at Meeting

Only stockholders of record at the close of business on September 22, 2009 will be entitled to vote at the Special Meeting. As of September 22, 2009, there were           shares of the Company’s $1.00 par value common stock (the “Common Stock”) outstanding, each of which is entitled to one vote. There are no appraisal or dissenter’s rights with respect to any matter to be voted on at the Special Meeting.

Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters except with respect to Proposal 1, in which case abstentions will be counted as votes “AGAINST” such proposal as described below. Votes cast at the Special Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Special Meeting. Under the Maryland General Corporation Law (“MGCL”) the presence in person or by proxy of a majority of all of the votes entitled to be cast at the Special Meeting will constitute a quorum for each of Proposals 1, 2 and 3 to which this proxy statement pertains.

If shares are not voted in person, they cannot be voted on your behalf unless a proxy is given. Subject to the limitations described below, you may submit your proxy:

(i) by completing, signing and dating the enclosed proxy card and mailing it promptly in the enclosed envelope;

(ii) by telephone; or

(iii) electronically through the Internet.

Proposal 1, the proposal to approve, as required pursuant to New York Stock Exchange Rule 312, (x) the shares of our Convertible Preferred Stock when voting together with the Common Stock becoming entitled to cast the full number of votes on an as-converted basis and (y) the issuance of the full amount of Common Stock upon the exercise of conversion rights of the Convertible Preferred Stock, in each case in accordance with such rule, requires approval by a majority of votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal, pursuant to Section 312.03 of the NYSE Listed Company Manual.

The Company has been advised by the NYSE that the votes of the convertible securities that are the subject of a stockholder vote under Section 312 of the NYSE Listed Company Manual may not be considered in determining whether stockholder approval has been obtained for NYSE purposes. Accordingly, any votes cast by the holders of Convertible Preferred Stock with respect to such Proposal 1 will not be counted as “votes cast” and generally will not be counted as “securities entitled to vote” for purposes of approving Proposal 1 under the rules of the NYSE.

However, the NYSE has further advised the Company that even though the Convertible Preferred Stock will not be counted as “securities entitled to vote” on Proposal 1, the Convertible Preferred Stock (up to the 19.99% limit) may be counted toward the NYSE quorum requirement that the total vote cast represents over 50% in interest of all securities entitled to vote if necessary to ensure a quorum for NYSE purposes. In such case, the Convertible Preferred Stock would for NYSE purposes be treated as voted up to the 19.99% limit in proportion to the votes cast for or against Proposal 1 by the holders of Common Stock. As such, the votes cast by the holders of the Convertible Preferred Stock would not affect the outcome of the vote on Proposal 1.

Further, because holders of Convertible Preferred Stock are entitled to vote such securities on Proposal 1 under the MGCL and the charter of the Company, shares of Convertible Preferred Stock up to the limit of 19.99% of the Common Stock outstanding prior to the Convertible Preferred Stock issuance will be counted in determining whether a quorum is present with respect to Proposal 1 for purposes of the MGCL.

Because approval of Proposal 1 is based on the affirmative vote of a majority of votes cast, a stockholder’s failure to vote its shares of Common Stock will not affect the outcome of the vote on the proposal, assuming 50% in interest of all securities entitled to vote on the proposal are voted on the proposal. Abstentions will be treated as “votes cast” for purposes of determining whether the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal as required by the NSYE. Accordingly, an abstention will have the same effect as a vote “AGAINST” this proposal for purposes of determining whether the proposal has been approved by a majority of votes cast on such proposal. Broker non-votes are not treated as votes cast with respect to Proposal 1. Accordingly, a broker non-vote will not count as a “vote cast” for purposes of determining whether the proposal has been approved by a majority of votes cast on such proposal and, assuming that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote, broker non-votes will have no effect on the outcome of the vote on this proposal.

Proposal 2, the proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies, requires the affirmative vote of a majority of the votes cast by the holders of the Company’s Common Stock at the Special Meeting, provided that a quorum is present. Because the MGCL does not treat the failure to vote, broker non-votes or abstentions as votes cast with respect to Proposal 2, a stockholder’s failure to vote, a broker non-vote or an abstention on this proposal will have no effect on the outcome of the vote on this proposal.

Acting upon any procedural matters submitted to the stockholders at the Special Meeting at which a quorum is present will require the affirmative vote of a majority of the votes cast by the holders of the Company’s Common Stock with respect to such proposal.

Absent specific instructions from the beneficial owner of shares, brokers may not vote shares of the Company’s Common Stock with respect to Proposal 1, Proposal 2 or matters that may properly come before the Special Meeting under Proposal 3.

The Company does not expect that any matter other than the proposals listed above will be brought before the Special Meeting. If, however, other matters are properly brought before the Special Meeting, or any adjournment of the Special Meeting, the persons named as proxies will vote in accordance with their discretion.

Submitting a Proxy Card

Each stockholder may submit a proxy by using the enclosed proxy card. When you return a proxy card that is properly signed and completed, the shares of Common Stock represented by your proxy will be voted as you specify on the proxy card. If you own Common Stock through a broker, bank or other nominee that holds Common Stock for your account in a “street name” capacity, you should follow the instructions provided by your nominee regarding how to instruct your nominee to vote your shares.

Submitting a Proxy by Telephone or Through the Internet

If you are a registered stockholder (that is, if you own Common Stock in your own name and not through a broker, bank or other nominee that holds Common Stock for your account in “street name”), you may submit a proxy by using either the telephone or Internet methods of submitting your proxy. Proxies submitted by telephone or through the Internet must be received by 11:59 P.M. (E.D.T.) on , 2009. Please see the proxy card provided to you for instructions on how to submit your proxy by telephone or the Internet. If your shares of Common Stock are held in “street name” for your account, your broker, bank or other nominee will advise you whether you may submit a proxy by telephone or through the Internet.

Adjournment and Postponement

Although it is not expected, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies or for any other reason. The MGCL provides that if the Special Meeting is convened on the date for which it was called, any adjournment or postponement may be made from time to time to a date not more than 120 days after the original record date without further notice. The Company’s bylaws further state that if there is no quorum present at the Special Meeting, the holders of a majority of the outstanding shares of voting stock present in person or represented by proxy at the Special Meeting may adjourn the meeting from time to time, without notice other than an announcement made at the Special Meeting, until the requisite amount of voting stock shall be present. Any signed proxies received by the Company which are otherwise silent on the matter will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the Special Meeting will allow the Company’s stockholders who have already sent in their revocable proxies to revoke them at any time prior to their use.

Revocation of Proxies

Any stockholder giving a proxy has the power to revoke it at any time prior to its exercise by giving notice in writing to the Secretary of the Company, at the address above, or by casting a ballot at the meeting in person or by proxy.

DESCRIPTION OF THE CONVERTIBLE PREFERRED STOCK TRANSACTION

The following is a summary of material terms of (i) the Investment Agreement, dated as of July 23, 2009, by and among the Company, Erivan Karl Haub, Christian Wilhelm Erich Haub, Karl-Erivan Warder Haub, Georg Rudolf Otto Haub (the “Tengelmann Partners”) and Emil Capital Partners, LLC, as investors’ representative, and the other signatories thereto (the “Tengelmann Investment Agreement”), (ii) the Investment Agreement, dated as of July 23, 2009, by and among the Company, Yucaipa American Alliance Fund II, LP and Yucaipa American Alliance (Parallel) Fund II, LP and, solely with respect to Section 3.02 and 3.05, Yucaipa Corporate Initiatives Fund  I, LP, Yucaipa American Alliance Fund I, LP and Yucaipa American Alliance (Parallel) Fund I, LP and, solely with respect to Section 5.05, Yucaipa American Alliance Fund II, LLC as investors’ representative (each of these entities referred to together as “Yucaipa”) (the “Yucaipa Investment Agreement” and together with the Tengelmann Investment Agreement, the “Investment Agreements”), (iii) the Stockholder Agreement, dated as of August 4, 2009, by and between the Company and Tengelmann Warenhandelsgesellschaft KG (“Tengelmann” and together with Yucaipa, the “Investors”) (the “Amended and Restated Tengelmann Stockholder Agreement”), (iv) the Stockholder Agreement, dated as of August 4, 2009, by and among the Company and Yucaipa (the “Amended and Restated Yucaipa Stockholder Agreement” and together with the Amended and Restated Tengelmann Stockholder Agreement, the “Stockholder Agreements”) and (v) the Articles Supplementary of 8% Cumulative Convertible Preferred Stock, Series A-T, A-Y, B-T and B-Y (the “Articles Supplementary”).

While we believe this description covers the material terms of these agreements, we encourage you to read the Tengelmann Investment Agreement and the Yucaipa Investment Agreement, which were included as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed by the Company on July 24, 2009 and to the Amended and Restated Tengelmann Stockholder Agreement, the Amended and Restated Yucaipa Stockholder Agreement and the Articles Supplementary, which were included as Exhibits 10.1, 10.2 and 4.1, respectively, to the Current Report on Form 8-K filed by the Company on August 5, 2009. For more information about accessing these reports and the other information we file with the SEC, please see “Where You Can Find More Information” below.

Investment Agreements

On July 23, 2009, the Company entered into the Tengelmann Investment Agreement for the issuance and sale of 60,000 shares of 8.0% Cumulative Convertible Preferred Stock, Series A-T, without par value (the “Series A-T Convertible Preferred Stock”) for approximately $60.0 million and the Yucaipa Investment Agreement for the issuance and sale of 115,000 shares of 8.0% Cumulative Convertible Preferred Stock, Series A-Y, without par value (the “Series A-Y Convertible Preferred Stock” and together with the Series A-T Convertible Preferred Stock, the Series B-T Convertible Preferred Stock and the Series B-Y Convertible Preferred Stock, the “Convertible Preferred

Stock”) for approximately $115.0 million. Immediately upon receipt of the Series A-T Convertible Preferred Stock the Tengelmann Partners transferred the shares of Series A-T Convertible Preferred Stock to Tengelmann. At the time that the Investment Agreements were entered into, each of Tengelmann, certain Tengelmann Partners and Yucaipa were existing stockholders of the Company. Further, Tengelmann, the Company’s largest stockholder, was affiliated with the Company’s Executive Chairman, Christian W. E. Haub and had appointed four directors, including Mr. Haub, to the Company’s board of directors. The proceeds from the sale of Convertible Preferred Stock will be used for general corporate purposes. On August 4, 2009 (the “Closing Date”), the Company consummated the sale of the Convertible Preferred Stock to two of the Yucaipa entities and the Tengelmann Partners, each of whom, along with Tengelmann, were “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in a private placement exempt from the registration requirements of the Securities Act.

Articles Supplementary

On August 3, 2009, the Articles Supplementary of the Convertible Preferred Stock were filed by the Company with, and were accepted for record by, the State Department of Assessments and Taxation of Maryland setting forth the voting powers, preferences, conversion and other rights, qualifications, limitations as to dividends, terms and conditions of redemption and restrictions of the Convertible Preferred Stock. The Convertible Preferred Stock will be convertible into shares of the Company’s Common Stock beginning on August 5, 2010, subject to certain NYSE limitations described below. The Convertible Preferred Stock is described in further detail below. See “Description of the Company’s Capital Stock — Convertible Preferred Stock.”

Stockholder Agreements

The Company entered into the Stockholder Agreements on August 4, 2009 in connection with the consummation of the issuance and sale of the Convertible Preferred Stock to the Investors.

Pursuant to their respective Stockholder Agreements, at any time that such Investor is not entitled to elect a director pursuant to the Articles Supplementary as a result of such Investor’s ownership of Series A-T Convertible Preferred Stock or Series A-Y Convertible Preferred Stock, and Tenglemann or Yucaipa, as applicable, meet the ownership thresholds specified below, each of Tengelmann and Yucaipa are entitled to nominate directors for election by the stockholders to the Company’s board of directors. Pursuant to the Amended and Restated Yucaipa Stockholder Agreement, to the extent not already elected pursuant to the Articles Supplementary, Yucaipa is entitled to designate for nomination two directors for election by the stockholders to the board of directors so long as Yucaipa owns and has continuously owned since the Closing Date at least 20.0% of the voting power in the Company (as calculated pursuant to the Amended and Restated Yucaipa Stockholder Agreement). Yucaipa will have the right to designate for nomination one director for election by the stockholders to the board of directors, so long as Yucaipa owns and has continuously owned since the Closing Date at least 10.0% and less than 20.0% of the voting power in the Company (as calculated pursuant to the Amended and Restated Yucaipa Stockholder Agreement). Yucaipa’s right to designate directors for nomination to the board of directors will cease once the voting securities held by Yucaipa represent less than 10.0% of the voting power in the Company (as calculated pursuant to the Amended and Restated Yucaipa Stockholder Agreement). We refer to the calculations described above as the Yucaipa Board Representation Entitlement Calculation.

The Amended and Restated Tengelmann Stockholder Agreement provides that for so long as Tengelmann owns at least 10.0% of the voting power in the Company (as calculated pursuant to the Amended and Restated Tengelmann Stockholder Agreement), to the extent not already elected pursuant to the Articles Supplementary, Tengelmann will have the right to designate for nomination to the Company’s board of directors a number of directors in proportion to its percentage ownership of the Company (as calculated pursuant to the Amended and Restated Tengelmann Stockholder Agreement); provided, however, that so long as Yucaipa owns and has continuously owned since the Closing Date at least 20.0% of the voting power in the Company (as calculated pursuant to the Amended and Restated Yucaipa Stockholder Agreement), if Tengelmann’s percentage ownership of the Company would entitle Tengelmann to nominate five directors for nomination, Tengelmann only will be entitled to designate four directors for nomination. Tengelmann’s right to designate directors for nomination will cease once Tengelmann’s voting power in the Company (as calculated pursuant to the Amended and Restated Tengelmann Stockholder Agreement) is less than 10.0%. We refer to the calculations described above as the Tengelmann Board Representation Entitlement Calculation.

Directors elected in accordance with the Articles Supplementary or nominated and elected or appointed by the Investors pursuant to their respective Stockholder Agreements have the right (at such Investor’s election) to serve on certain committees of the board of directors pursuant to the applicable Stockholder Agreements, so long as such service would not violate any law, the NYSE Listed Company Manual or any comparable rule or regulation of the primary stock exchange or quotation system on which the Company’s Common Stock is listed or quoted. In addition, for so long as Yucaipa owns and has continuously owned since the Closing Date 10.0% or more of the voting power of the Company (as calculated pursuant to the Amended and Restated Yucaipa Stockholder Agreement), Yucaipa may designate a representative who will be permitted to attend all meetings of the board of directors as an observer, subject to certain limitations. Upon written request, each of the Investors are also entitled to have one director appointed to the board of directors and committees thereof of each subsidiary of the Company.

If the Investors are entitled to designate nominees to the board of directors pursuant to their respective Stockholder Agreements, the Company shall include each of the Investors’ designees in management’s slate of nominees and recommend each such nominee for election to the board of directors. So long as any shares of Series A-T Convertible Preferred Stock, in the case of Tengelmann, or any shares of Series A-Y Convertible Preferred Stock, in the case of Yucaipa, are outstanding, then the respective Investor will be entitled to elect the number of directors set forth above to the board of directors of the Company. At any election of directors at a meeting of stockholders of the Company (until the third anniversary of the date of the Amended and Restated Yucaipa Stockholder Agreements with respect to Yucaipa), if each of the Investors has elected the number of directors each is entitled to elect pursuant to the Articles Supplementary or the Company has nominated and recommended the nominees designated by the Investors as described above, each of the Investors must cause all voting securities held by such Investor to be present at such meeting and must vote for the other nominees in management’s slate in a manner identical to the manner in which all other holders of voting securities of the Company (other than the Investors) vote their securities (except with respect to the nominees designated by such Investor). The Investors are not required to vote in the manner specified above in contested elections.

The Stockholder Agreements and the bylaws of the Company provide that, so long as Tengelmann owns at least 25.0% of the voting power in the Company (as calculated pursuant to the Amended and Restated Tengelmann Stockholder Agreement) and for so long as Yucaipa owns and has continuously owned since the Closing Date at least 17.8% of the voting power in the Company (as calculated pursuant to the Amended and Restated Yucaipa Stockholder Agreement), Tengelmann’s and Yucaipa’s approval will be required for specified Company actions, including, with certain exceptions:

•	business combinations involving the Company;

•	issuances of additional equity securities of the Company;

•	amendments to the Company’s charter or bylaws;

•	amendments to the charter of a committee of the board of directors of the Company that would circumvent the Stockholder Agreements;

•	actions that would impose material limitations on the legal rights of the Investors or deny certain material benefits as holders of voting stock of the Company, which actions would disproportionately affect the Investors;

•	actions to amend certain of the Company’s existing indebtedness; and

•	actions to limit the Company’s ability to pay cash dividends on the Convertible Preferred Stock, among other things.

If Yucaipa ceases to hold at least 17.8% of the voting power in the Company (as calculated pursuant to the Amended and Restated Yucaipa Stockholder Agreement) and so long as Tengelmann owns at least 25.0% of the voting power in the Company (as calculated pursuant to the Amended and Restated Tengelmann Stockholder Agreement), the Company must also obtain the approval of Tengelmann in order to adopt certain takeover defense measures and enter into specified affiliate transactions.

The Stockholder Agreements and the bylaws of the Company also provide that the Company must obtain the approval of the majority of the Tengelmann directors, so long as Tengelmann owns at least 25.0% of the voting power in the Company (as calculated pursuant to the Amended and Restated Tengelmann Stockholder Agreement) and at least one of the Yucaipa directors so long as Yucaipa owns and has continuously owned since the Closing Date at least 17.8% of the voting power in the Company (as calculated pursuant to the Amended and Restated Yucaipa Stockholder Agreement) to take certain corporate actions, including:

•	entering into certain acquisitions or dispositions of assets;

•	offering additional equity securities;

•	repurchasing equity securities;

•	incurring indebtedness over a certain dollar amount; and

•	declaring dividends on the Company’s Common Stock.

In addition, in order to appoint or remove the chairman of the board of directors of the Company, the Company must obtain the approval of the majority of the Tengelmann directors, so long as Tengelmann owns at least 25.0% of the voting power in the Company (as calculated pursuant to the Amended and Restated Tengelmann Stockholder Agreement).

If Yucaipa ceases to hold at least 17.8% of the voting power in the Company (as calculated pursuant to the Amended and Restated Yucaipa Stockholder Agreement) and so long as Tengelmann owns at least 25.0% of the voting power in the Company (as calculated pursuant to the Amended and Restated Tengelmann Stockholder Agreement), the Company must also obtain approval of a majority of the Tengelmann directors in order to:

•	adopt or amend any long-term strategic plan over a certain dollar amount;

•	adopt or amend any operating plan or budget over a certain dollar amount;

•	appoint a chief executive officer of the Company;

•	dissolve the Company; or

•	make capital expenditures over a certain dollar amount.

Pursuant to the Stockholder Agreements, the Investors are entitled to registration rights with respect to shares of the Company’s Common Stock beneficially held by such Investor and preemptive rights on specified new issuances of equity securities by the Company. Pursuant to the Amended and Restated Yucaipa Stockholder Agreement, Yucaipa is entitled to tag-along rights with respect to the sale by another Investor of the Company’s outstanding Common Stock, any securities convertible into Common Stock or any options, rights or warrants to acquire Common Stock that represents 5.0% or more of the Company’s Common Stock (assuming the conversion and exercise of all of the Convertible Preferred Stock). In addition, Yucaipa granted the Company a right of first offer on the transfer more than 5.0% of Yucaipa’s voting power in the Company (as calculated pursuant to the Amended and Restated Yucaipa Stockholder Agreement) in any twelve month period. Pursuant to the Amended and Restated Tengelmann Stockholder Agreement, if the Company exercises this right of first offer, Tengelmann has the right to purchase from the Company any securities purchased by the Company pursuant to its exercise of its right of first offer under the Amended and Restated Yucaipa Stockholder Agreement.

In addition, the Amended and Restated Yucaipa Stockholder Agreement imposes certain restrictions on the ability of Yucaipa and certain affiliates to acquire additional shares of securities of the Company or engage in certain solicitations of proxies. Until the Standstill Expiration Date, Yucaipa and certain affiliates will not be permitted, without the approval of the majority of the board of directors (excluding the directors designated by Yucaipa), to acquire beneficial ownership of securities of the Company which would result in Yucaipa becoming the beneficial owner of over 35.5% of the outstanding Common Stock of the Company, as calculated pursuant to the Amended and Restated Yucaipa Stockholder Agreement, provided that the following will not constitute a breach of the 35.5% limit: (a) stock dividends, reclassifications, recapitalizations or other distributions by the Company to all holders of Common Stock, (b) the exercise of Yucaipa’s preemptive rights to purchase new issuances of Common Stock as described above and (c) increases of Yucaipa’s ownership percentage resulting from repurchases or redemptions by the Company. Additionally, for purposes of calculating the 35.5% limitation, the following will not count toward or result in a breach of the 35.5% limitation: (x) the Company’s Series B Warrants held by Yucaipa and any Common Stock received or acquired pursuant to the exercise of such Series B Warrants, (y) any of the Company’s 5.125% Convertible Senior Notes or the Company’s 6.75% Convertible Senior Notes and any Common Stock received or acquired pursuant to the conversion of such notes, and (z) any Company security received by Yucaipa as a dividend under the Articles Supplementary. Such standstill expires (the “Standstill Expiration Date”) upon the earliest of (i) August 4, 2014, (ii) such date that the Company’s board of directors publicly announces its intention to solicit an offer for the acquisition or purchase of 50% or more of the Company’s assets or outstanding shares of Common Stock or for a tender offer, merger, consolidation, business combination or other transaction pursuant to which any third party would own 50% or more of any class of the Company securities (each an “Acquisition Proposal”) or publicly approves, or recommends that the Company stockholders approve, an Acquisition Proposal, (iii) such date that the Company has entered into a binding letter of intent or agreement regarding an Acquisition Proposal, (iv) such date that Yucaipa holds less than 10.0% of the voting power in the Company (as calculated pursuant to the Amended and Restated Yucaipa Stockholder Agreement), (v) such date that any third party or group as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, has acquired beneficial ownership of the Company’s securities (other than debt securities) in an amount that exceeds Tengelmann’s beneficial ownership of the Company’s securities (other than debt securities), or (vi) such date that Tengelmann and its affiliates beneficially own, in the aggregate, less than 20.0% of the voting power in the Company, or (vii) upon such earlier date that the Amended and Restated Yucaipa Stockholder Agreement is terminated pursuant to its terms.

Until the earlier of the Standstill Expiration Date or such date that Tengelmann engages in any of the following activities, Yucaipa will be prohibited from: (a) publicly announcing any proposal to the Company or its stockholders for any extraordinary corporate transaction involving the Company or any of its subsidiaries, (b) participating in any solicitation of proxies to vote or in any election contest, or agreeing or announcing an intention to vote with any person undertaking a solicitation, or seeking to influence any person or group as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, with respect to the voting of any voting stock of the Company or any of its subsidiaries, (c) forming, or joining or encouraging the formation of any group as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, with respect to any voting stock of the Company (other than with any other Yucaipa or affiliates), or (d) requesting the Company to amend or waive any of the limitations described in clauses (a) through (d) above, except for confidential requests to the Company’s board of directors.

Subject to limited exceptions, the Convertible Preferred Stock may not be transferred by Yucaipa prior to December 4, 2010. Yucaipa is also prohibited from entering into any hedging transactions with respect to the Convertible Preferred Stock prior to December 4, 2010. On and after December 4, 2010, all restrictions on transfers and hedging described in the preceding two sentences will terminate. Yucaipa is also prohibited from transferring any of the securities of the Company to any entity that receives at least 25.0% of its consolidated revenues from retailing grocery products, any subsidiary of such person or entity or any person or entity owning at least 20.0% of the voting power of such person or entity.

Pursuant to the Stockholder Agreements, the Company has agreed, as promptly as practical following the Closing Date, to hold a meeting of stockholders to obtain the approval of (i) the shares of Convertible Preferred Stock becoming entitled to cast the full number of votes on an as-converted basis as provided in the Articles Supplementary without regard to the limitation to 19.99% of the voting power of the Common Stock and other limitations on voting described below in the section entitled “Proposal 1 — Approval of the Issuance of Common Stock upon Conversion of the Convertible Preferred Stock and the Voting of the Convertible Preferred Stock on an As-Converted Basis” and (ii) the issuance of the full amount of Common Stock upon conversion of the Convertible Preferred Stock, both to the extent required by the rules of the NYSE. The Company has agreed to call a meeting of stockholders on or prior to the first anniversary of the Closing Date to vote upon the approval of an amendment to the Company’s charter to increase the number of shares of the Company’s Common Stock authorized for issuance by up to 100,000,000 shares for purposes of giving the Company additional flexibility to pay dividends on the Convertible Preferred Stock in additional shares of Convertible Preferred Stock.

PROPOSAL 1 — APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE CONVERTIBLE PREFERRED STOCK AND THE VOTING OF THE CONVERTIBLE PREFERRED STOCK ON AN AS-CONVERTED BASIS

On July 23, 2009, the Company entered into the Tengelmann Investment Agreement for the issuance and sale of 60,000 shares of Series A-T Convertible Preferred Stock for approximately $60.0 million and the Yucaipa Investment Agreement for the issuance and sale of 115,000 shares of Series A-Y Convertible Preferred Stock for approximately $115.0 million. Immediately upon receipt of the Series A-T Convertible Preferred Stock the Tengelmann Partners transferred their securities to Tengelmann. On August 4, 2009, the Company consummated the sale of the Convertible Preferred Stock to two of the Yucaipa entities and the Tengelmann Partners, each of whom, along with Tengelmann, were “accredited investors” as defined in Regulation D promulgated under the Securities Act in a private placement exempt from the registration requirements of the Securities Act.

The Convertible Preferred Stock has a stated liquidation value of $1,000 per share, subject to adjustment, and may be converted, at the holder’s option, prior to the scheduled redemption date of August 1, 2016, into shares of the Company’s Common Stock at an initial conversion price of $5.00 per share (subject to certain adjustments). Under the terms of the Convertible Preferred Stock, the holders of the Convertible Preferred Stock will be entitled to an 8.0% annual dividend, payable quarterly in arrears in cash or in additional shares of Convertible Preferred Stock, if the Company is not able to pay the dividends in cash in full. If the Company makes a dividend payment in additional shares of Convertible Preferred Stock, the Convertible Preferred Stock will be valued at the liquidation preference of the Convertible Preferred Stock and the dividend rate will be 9.5% per annum with respect to any dividend period in which dividends are paid in additional shares of Convertible Preferred Stock. If the Company fails to pay dividends on the Convertible Preferred Stock, the dividend rate shall be increased by 2.0% per annum for such dividend period. In general, the holders of Convertible Preferred Stock may convert some or all of the Convertible Preferred Stock after the first anniversary of the date of their issuance, subject to the limits described below on conversion prior to stockholder approval.

The terms of the Convertible Preferred Stock are complex and only briefly summarized in this proxy statement. See “Description of the Company’s Capital Stock — Convertible Preferred Stock.” Stockholders wishing further information concerning the rights, preferences and terms of the Convertible Preferred Stock are referred to the full description contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2009, and the exhibits to such report.

Under the Company’s charter and the MGCL, the board of directors of the Company had the authority to approve and consummate the issuance of the Convertible Preferred Stock without stockholder approval. However, Section 312 of the NYSE Listed Company Manual requires that the Company obtain stockholder approval in order for (i) the Convertible Preferred Stock to be convertible into a number of shares of Common Stock that exceeds 1.0% of the number of shares of Common Stock or voting power outstanding before the issuance where those shares are issuable to a director, officer or “substantial security holder” of the Company or an affiliate of such person, (ii) the Common Stock issuable upon conversion of the Convertible Preferred Stock to have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the Convertible Preferred Stock or (iii) the number of shares of Common Stock to be issued upon conversion of the Convertible Preferred Stock to be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the Convertible Preferred Stock.

Pursuant to Section 312.03(b) of the NYSE’s Listed Company Manual, the Company must obtain stockholder approval before issuing any securities that are convertible into the Company’s Common Stock to a director, officer or “substantial security holder” of the Company or an affiliate of such person if the number of shares of Common Stock into which the securities may be convertible exceeds 1.0% of the number of shares of Common Stock or voting power outstanding prior to the issuance, subject to certain exceptions which do not apply to the Company. NYSE Section 312.03(b) defines a “substantial security holder” as a security holder owning at least either 5.0% of the number of shares of common stock or five percent of the voting power outstanding of a company. Immediately prior to the issuance of the Convertible Preferred Stock, Tengelmann was a substantial security holder as defined in NYSE Section 312.03(b) and is an affiliate of more than one director of the Company. Immediately prior to the issuance of the Convertible Preferred Stock, Yucaipa was not a substantial security holder. The Articles Supplementary provide that prior to approval by the Company’s stockholders, Tengelmann (i) may not convert the shares of Convertible Preferred Stock into more than 1.0% of the number of shares of Common Stock outstanding prior to the issuance of the Convertible Preferred Stock and (ii) is not entitled to cast votes for its Convertible Preferred Stock in excess of 1.0% of the voting power of the Common Stock outstanding prior to the issuance of the Convertible Preferred Stock.

Under Section 312.03(c) of the NYSE Listed Company Manual, the Company must obtain stockholder approval before an issuance of Common Stock, or of securities convertible into or exercisable for Common Stock, if the Common Stock issued or issuable upon conversion has voting power equal to or in excess of 20% of the voting power outstanding before the issuance or if the number of shares of Common Stock issued or issuable is, or will be upon issuance, equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance, subject to certain exceptions not applicable to the Company. The Articles Supplementary provide that prior to approval by the Company’s stockholders, (i) the Series A-Y Convertible Preferred Stock shall not be convertible into shares of Common Stock representing more than 18.99% of the number of shares of Common Stock outstanding prior to the issuance of the Convertible Preferred Stock and (ii) the votes entitled to be cast by the Convertible Preferred Stock will not exceed 19.99% of the voting power outstanding prior to the issuance of the Convertible Preferred Stock.

Upon receipt of stockholder approval, there will be no limit on the number of shares of Common Stock that can be issued upon conversion of the Convertible Preferred Stock or the votes entitled to be cast by the holders of Convertible Preferred Stock on behalf of such securities and such issuance of shares of Common Stock or votes cast by such holders of Convertible Preferred Stock will no longer be subject to stockholder approval under NYSE Section 312.03.

If the stockholders do not approve Proposal 1, (i) the Convertible Preferred Stock will not be convertible into shares of Common Stock representing more than one percent, with respect to Tengelmann, and 18.99% with respect to Yucaipa, of the number of shares of Common Stock outstanding prior to the Convertible Preferred Stock issuance and (ii) the Convertible Preferred Stock will not be entitled to cast votes representing more than one percent, with respect to Tengelmann, and 19.99% in the aggregate, of the voting power outstanding prior to the Convertible Preferred Stock issuance, due to the restrictions of NYSE Section 312.03 and the terms of the Articles Supplementary. If the Company’s stockholders do not approve Proposal 1 on or prior to February 4, 2010, the dividend payment rate on the Convertible Preferred Stock will be increased by an additional 2.0% per annum from such date until the stockholders approve Proposal 1, and shall be further increased by 1.0% per annum at the end of each six-month period thereafter until stockholder approval is obtained.

The Investors have agreed that so long as any shares of Convertible Preferred Stock are outstanding and until the Company receives stockholder approval on Proposal 1 and on a proposal to increase the number of shares of the Company’s Common Stock authorized for issuance by up to 100,000,000, as described below, the Investors and their affiliates will vote their then-held shares of Common Stock and Convertible Preferred Stock in favor of such items submitted for stockholder approval. Further, pursuant to the Stockholder Agreements, each of Tengelmann and Yucaipa has irrevocably granted to, and appointed the Company and any individual designated in writing by the Company as, proxy and attorney-in-fact for and in the place of the Investor, to vote or cause to be voted such securities or to grant a consent or approval in respect of such securities in favor of such items submitted for stockholder approval. The irrevocable proxy granted by the Investors will terminate once the Company obtains the stockholder approvals discussed above.

To the extent the Convertible Preferred Stock is converted for shares of Common Stock, a significant number of additional shares of Common Stock may be sold or available for sale into the market, which could decrease the price of the shares of Common Stock. In addition, the satisfaction of dividend payments on the Convertible Preferred Stock in additional shares of Convertible Preferred Stock in lieu of cash may result in substantial dilution to the interests of other holders of Common Stock upon conversion of such additional shares of Convertible Preferred Stock.

If Proposal 1 is approved, the Convertible Preferred Stock held by Tengelmann will be convertible into shares of Common Stock that, in the aggregate, would represent approximately 20.6% of the number of shares of Common Stock that are currently outstanding and approximately 20.6% of the voting power of the Common Stock that is currently outstanding. Assuming the conversion of only those shares of Convertible Preferred Stock held by Tengelmann, such that only the shares of Common Stock issuable to Tengelmann upon conversion of the Series A-T Convertible Preferred Stock are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of Common Stock owned by Tengelmann but the shares of Common Stock issuable upon conversion of the Series A-Y Convertible Preferred Stock are not deemed to be outstanding, and assuming that all dividends have been paid in cash, the as-converted shareholding of Tengelmann would be 35,785,764 shares of Common Stock, representing approximately 50.9% of the number of shares of Common Stock outstanding on an as-converted basis. Assuming the conversion of all of the outstanding shares of Convertible Preferred Stock held by the Investors, and assuming that all dividends have been paid in cash, the as-converted shareholding of Tengelmann would be 35,785,764 shares of Common Stock, representing approximately 38.3% of the number of shares of Common Stock outstanding on an as-converted basis.

If Proposal 1 is approved, the Convertible Preferred Stock held by Yucaipa will be convertible into shares of Common Stock that, in the aggregate, would represent approximately 39.4% of the number of shares of Common Stock that are currently outstanding and approximately 39.4% of the voting power of the Common Stock that is currently outstanding. Assuming the conversion of only those shares of Convertible Preferred Stock held by Yucaipa, such that only the shares of Common Stock issuable to Yucaipa upon conversion of the Series A-Y Convertible Preferred Stock are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of Common Stock owned by Yucaipa but the shares of Common Stock issuable upon conversion of the Series A-T Convertible Preferred Stock are not deemed to be outstanding, and assuming that all dividends have been paid in cash, the as-converted shareholding of Yucaipa would be 25,592,610 shares of Common Stock, representing approximately 31.5% of the number of shares of Common Stock outstanding on an as-converted basis. Assuming the conversion of all of the outstanding shares of Convertible Preferred Stock held by the Investors, and assuming that all dividends have been paid in cash, the as-converted shareholding of Yucaipa would be 25,592,610 shares of Common Stock, representing approximately 27.4% of the number of shares of Common Stock outstanding on an as-converted basis.

Further, if Proposal 1 is approved, the total Convertible Preferred Stock outstanding will be convertible into shares of Common Stock that, in the aggregate, would represent approximately 60.0% of the number of shares of Common Stock that are currently outstanding and approximately 60.0% of the voting power of the Common Stock that is currently outstanding.

On July 23, 2009, the board of directors of the Company approved the issuance of Convertible Preferred Stock and voted to recommend that the stockholders of the Company approve the issuance of Common Stock upon conversion of the Convertible Preferred Stock and the voting on an as-converted basis of the Convertible Preferred Stock as provided in the Articles Supplementary. The members of the board of directors who were nominated by Tengelmann recused themselves and did not vote on the proposal. Each of Tengelmann and Yucaipa has agreed to vote its currently held shares of Common Stock in the amounts of 23,785,764 and 2,592,610, respectively, in favor of Proposal 1 and has irrevocably granted to, and appointed the Company and any individual designated in writing by the Company as, proxy and attorney-in-fact for and in the place of the Investor, to vote or cause to be voted such securities or to grant a consent or approval in respect of such securities in favor of Proposal 1.

Accordingly, Proposal 1, if approved, will have the following effects:

•	Tengelmann will be able to (i) convert its Convertible Preferred Stock, in whole or in part at any time or from time to time, into Company Common Stock in accordance with the terms of the Convertible Preferred Stock and Articles Supplementary and (ii) to vote its Convertible Preferred Stock on an as-converted basis in accordance with the terms of the Convertible Preferred Stock and Articles Supplementary, which conversion and voting described in (i) and/or (ii) above will not be limited to 1% of the number of shares of Common Stock or voting power outstanding prior to the issuance of the Convertible Preferred Stock; and

•	Yucaipa will be able (i) to convert its shares of Convertible Preferred Stock, in whole or in part at any time or from time to time, into Company Common Stock in accordance with the terms of the Convertible Preferred Stock and Articles Supplementary and (ii) to vote its Convertible Preferred Stock on an as-converted basis in accordance with the terms of the Convertible Preferred Stock and Articles Supplementary, which conversion and voting described in (i) and/or (ii) above will not be limited to 18.99% of the number of shares of Common Stock or voting power outstanding prior to the issuance of the Convertible Preferred Stock.

The board of directors of the Company recommends that the Company’s stockholders vote “FOR” Proposal 1.

PROPOSAL 2 — APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT
OF THE SPECIAL MEETING

The Company’s stockholders are being asked to consider and vote on a proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies. The board of directors believes this proposal to be in the best interests of the Company’s stockholders because it gives the Company flexibility to solicit the vote of additional holders of the Company’s voting securities to vote on matters the board of directors deems important to the Company. If Proposal 1 is not approved within the required time frame, the Company will be obligated to pay additional dividends to the holders of Convertible Preferred Stock. The board of directors of the Company recommends that stockholders vote “FOR” the proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies.

BENEFICIAL OWNERSHIP OF SECURITIES

Beneficial Ownership of More Than 5% of the Company’s Common Stock

Except as set forth below, as of August 31, 2009, no person beneficially owned, to the knowledge of the Company, more than 5% of the outstanding shares of the Company’s Common Stock. The applicable percentage ownership is based on 58,344,210 shares of Common Stock outstanding on August 31, 2009.

	Amount and Nature of Beneficial Ownership(1)
	Total	Sole Voting/		Shared Voting/
	Beneficial	Investment		Investment	% of
Name and Address of Beneficial Owner	Ownership	Power		Power	Class

Christian W. E. Haub(2)	24,398,703	612,939	(3)	23,785,764	41.6
2 Paragon Drive Montvale, NJ 07645
Erivan Karl Haub(2)	24,090,864	305,100		23,785,764	41.3
Wissollstrasse 5-43 45478 Mülheim an der Ruhr, Germany
Karl-Erivan Warder Haub(2)	23,798,764	13,000		23,785,764	40.8
Wissollstrasse 5-43 45478 Mülheim an der Ruhr, Germany
Tengelmann Warenhandelsgesellschaft KG(2)	23,785,764	0		23,785,764	40.8
Wissollstrasse 5-43 45478 Mülheim an der Ruhr, Germany
FMR LLC(4)	7,611,918	0		7,611,918	13.1
82 Devonshire Street Boston, MA 02109
Bank of America Corporation(5)	4,889,958	0		4,889,958	8.4
100 North Tryon Street, Floor 25 Charlotte, NC 28255
GAMCO Investors, Inc.(6)	5,606,088	0		5,606,088	9.5
One Corporate Center Rye, NY 10580
Yucaipa Group(7)	2,592,610	0		2,592,610	*
9130 W. Sunset Boulevard Los Angeles, CA 90069

*	Less than 5%

(1)	For purposes of this table, a person or a group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire as of October 30, 2009, (60 days after August 28, 2009). For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which such person or persons has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The Company obtained the information regarding Tengelmann, Tengelmann Verwaltungsund Beteiligungs GmbH (“TVB”), Emil Capital Partners, LLC, Erivan Karl Haub (“Erivan Haub”), Karl-Erivan Warder Haub (“Karl-Erivan Haub”) and Christian W. E. Haub (“Christian Haub”) from such persons, and from a Schedule 13D/A filed with the SEC on August 14, 2009. Tengelmann is engaged in general retail marketing. It owns, operates and has investments in, through affiliated companies and subsidiaries, several chains of stores, which principally sell grocery and department store items throughout the Federal Republic of Germany, other European countries and the United States. The general partners of Tengelmann are TVB and two of Erivan Haub’s sons, Karl-Erivan Haub and Christian Haub. TVB is the sole managing partner of Tengelmann. By virtue of the articles of association of Tengelmann, TVB has the exclusive right to direct Tengelmann and is solely responsible for its conduct. TVB, whose only stockholders are Erivan Karl Haub and his three sons, is not an operating company. Karl-Erivan Haub and Christian Haub are the only Managing Directors of TVB and by virtue of this office are co-CEOs of Tengelmann.

On August 4, 2009, Tengelmann acquired 60,000 shares of the Series A-T Convertible Preferred Stock. Tengelmann acquired all such shares pursuant to a contribution from the Tengelmann Partners. The Tengelmann Partners purchased the Series A-T Convertible Preferred Stock in exchange for $60,000,000, the source of which was the personal funds of the respective Tengelmann Partners. The beneficial ownership information for Tengelmann, Erivan Haub, Karl-Erivan Haub and Christian Haub excludes the Series A-T Convertible Preferred Stock because it is not convertible within 60 days of August 28, 2009 (the conversion of which is subject to the NYSE limitations described in this proxy statement and is being voted upon in Proposal 1). Assuming the stockholder approval of Proposal 1, based on the initial conversion price of $5.00 per share, these 60,000 shares of Series A-T Convertible Preferred Stock represent an additional 12,000,000 shares of Common Stock and vote on an as-converted basis.

(3)	Includes options to purchase 318,478 shares of Common Stock, all of which are exercisable by October 30, 2009 (or within 60 days following August 28, 2009).

(4)	This information has been obtained from a Schedule 13G/A filed with the SEC on February 12, 2009 by FMR LLC, with respect to 7,611,918 shares. According to the Schedule 13G, (i) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,912,939 shares of Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940; (ii) Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 5,912,939 shares; (iii) members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC; the Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares; and, accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR LLC; neither FMR LLC nor Edward C. Johnson 3d, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees; Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees; (iv) Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 470,986 shares; (v) Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 470,986 shares and sole power to vote or to direct the voting of 470,986 shares of Common Stock owned by the institutional accounts or funds advised by PGALLC; (vi) Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 361,818 shares as a result of its serving as investment manager of institutional accounts owning such shares; (vii) Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 361,818 shares and sole power to vote or to direct the voting of 361,818 shares owned by the institutional accounts managed by PGATC; (viii) FIL Limited (“FIL”), and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors and is the beneficial owner of 866,175 shares; (ix) FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act; however, FMR LLC filed the Schedule 13G on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis.

(5)	The Company obtained the information regarding Bank of America Corporation from a Schedule 13G filed with the SEC on February 12, 2009 by Bank of American Corporation (“Bank of America”) as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii) and filed for Bank of America Corporation, NB Holdings Corporation, BAC North America Holding Company, BANA Holding Corporation, Bank of America, N.A., Columbia Management Group, LLC, Columbia Management Advisors, LLC, Banc of America Securities Holdings Corporation, Banc of America Securities LLC and Banc of America Investment Advisors, Inc. Bank of America has shared voting power over 4,489,754 shares and shared dispositive power over 4,889,958 shares.

(6)	The Company obtained this information from such entity and from a Schedule 13D/A filed with the SEC on March 12, 2009 by Mario J. Gabelli (“Mario Gabelli”) and/or one or more of the following entities which he directly or indirectly controls, or for which he acts as chief investment officer: GGCP, Inc. (“GGCP”), GAMCO Investors, Inc. (“GBL”), Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”), Teton Advisors, Inc. (“Teton Advisors”), Gabelli Securities, Inc. (“GSI”), Gabelli & Company, Inc. (“Gabelli & Company”), MJG Associates, Inc. (“MJG Associates”), Gabelli Foundation, Inc. (“Foundation”), and Mario Gabelli. Those of the foregoing persons are hereafter referred to as the “Reporting Persons”.

GGCP makes investments for its own account and is the controlling stockholder of GBL. GBL, a public company listed on the NYSE, is the parent company for a variety of companies engaged in the securities business, including those named below. GAMCO, a wholly-owned subsidiary of GBL, is an investment adviser registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”). GAMCO is an investment manager providing discretionary managed account services for employee benefit plans, private investors, endowments, foundations and others. GSI, a majority-owned subsidiary of GBL, is an investment adviser registered under the Advisers Act and serves as a general partner or investment manager to limited partnerships and offshore investment companies. Gabelli Funds, a wholly owned subsidiary of GBL, is a limited liability company. Gabelli Funds is an investment adviser registered under the Advisers Act which presently provides discretionary managed account services for a number of registered investment companies. GBL is the largest stockholder of Teton Advisors, an investment adviser registered under the Advisers Act, which provides discretionary advisory services to several funds. The Reporting Persons do not admit that they constitute a group.

The aggregate number of securities to which the Schedule 13D related was 5,606,088 shares, representing 9.65% of the approximately 58,125,357 shares then outstanding. This latter number of shares was arrived at by adding the number of shares reported as being outstanding in the Company’s Form 10-Q for the quarterly period ended November 29, 2008 (57,674,799 shares) to the number of shares (450,558 shares) which would be receivable by the Reporting Persons if they were to convert all of the Issuer’s 5.125% Convertible Senior Notes due June 15, 2011 held by them into common shares. The Reporting Persons beneficially own those Securities as follows as of the date of the Schedule 13D:

			Shares of Common	% of Common
			Plus 5.125%	Plus 5.125%
			Convertible	Convertible
		% of	Senior Notes due	Senior Notes due
	Shares of	Class of	June 15, 2011	June 15, 2011
Name	Common Stock	Common	Converted	Converted

GAMCO	3,893,530	6.75%	3,899,025	6.71%
Gabelli Funds	1,211,600	2.10%	1,656,663	2.85%
Teton Advisors	22,400	0.04%	22,400	0.04%
GBL	28,000	0.05%	28,000	0.05%

Mario Gabelli is deemed to have beneficial ownership of the Securities owned beneficially by each of the foregoing persons. GSI is deemed to have beneficial ownership of the Securities owned beneficially by Gabelli & Company. GBL and GGCP are deemed to have beneficial ownership of the Securities owned beneficially by each of the foregoing persons other than Mario Gabelli and the Foundation. The percentage ownership reflected in the beneficial ownership table has been updated to reflect the percentage ownership calculation as of August 31, 2009.

Each of the Reporting Persons and covered persons has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the securities reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have the authority to vote 188,000 of its reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares of the Issuer held by the Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Issuer and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund’s shares, (iii) at any time, the Proxy Voting Committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli, GBL, and GGCP is indirect with respect to Securities beneficially owned directly by other Reporting Persons.

(7)	The Company obtained this information regarding the Yucaipa Group (as defined below) from a Schedule 13D filed with the SEC on August 12, 2009 by (i) Ronald W. Burkle, (ii) Yucaipa Corporate Initiatives Fund I, LLC, a Delaware limited liability company (“YCI LLC”), (iii) Yucaipa Corporate Initiatives Fund I, LP, a Delaware limited partnership (“YCI” and, together with YCI LLC, the “YCI Parties”), (iv) Yucaipa American Management, LLC, a Delaware limited liability company (“Yucaipa American”), (v) Yucaipa American Funds, LLC, a Delaware limited liability company (“Yucaipa American Funds”), (vi) Yucaipa American Alliance Fund I, LLC, a Delaware limited liability company (“YAAF LLC”), (vii) Yucaipa American Alliance Fund I, LP, a Delaware limited partnership (“YAAF”), (viii) Yucaipa American Alliance (Parallel) Fund I, LP, a Delaware limited partnership (“YAAF Parallel” and, together with Yucaipa American, Yucaipa American Funds, YAAF LLC and YAAF, the “YAAF Parties”), (ix) Yucaipa American Alliance Fund II, LLC, a Delaware limited liability company (“YAAF II LLC”), (x) Yucaipa American Alliance Fund II, LP, a Delaware limited partnership (“YAAF II”), (xi) Yucaipa American Alliance (Parallel) Fund II, LP, a Delaware limited partnership (“YAAF II Parallel” and, together with YAAF II LLC and YAAF II, the “YAAF II Parties” and, together with Mr. Burkle, the YCI Parties, the YAAF Parties, and each of the other YAAF II Parties, the “Yucaipa Group”). Mr. Burkle is the managing member of YCI LLC, which is the general partner of YCI. Mr. Burkle is the managing member of Yucaipa American, which is the managing member of Yucaipa American Funds, which is the managing member of YAAF LLC, which, in turn, is the general partner of YAAF. Yucaipa American Funds is also the managing member YAAF II LLC, which, in turn, is the general partner of YAAF II and YAAF II Parallel.On August 4, 2009, Yucaipa American Alliance Fund II, LP and Yucaipa American Alliance (Parallel) Fund II, LP, affiliates of Mr. Ronald Burkle and The Yucaipa Companies LLC, acquired 69,327 and

45,673 shares of the Series A-Y Convertible Preferred Stock, respectively, for an aggregate purchase price of $115,000,000.

YCI is the direct beneficial owner of 892,372 shares of Common Stock, (ii) YAAF is the direct beneficial owner of 850,125 shares of Common Stock, (iii) YAAF Parallel is the direct beneficial owner of 850,113 shares of Common Stock, (iv) YAAF II is the direct beneficial owner of 69,327 shares of Series A-Y Convertible Preferred Stock and (v) YAAF II Parallel is the direct beneficial owner of 45,673 shares of Series A-Y Convertible Preferred Stock. The shares of Series A-Y Convertible Preferred Stock are only convertible after the one year anniversary of their issuance. Since the Series A-Y Convertible Preferred Stock is not convertible within 60 days of August 31, 2009, it is not listed in the beneficial ownership table. Also, prior to stockholder approval, they will not be convertible into more than 18.99% of the Common Stock outstanding prior to their issuance. After the one year anniversary of the issuance of the preferred stock and assuming that stockholder approval is obtained, dividends on the preferred stock are cash paid and no adjustments are made pursuant to anti-dilution provisions, 13,865,400 shares of Common Stock will be issuable upon conversion of the 69,327 shares of Series A-Y Convertible Preferred Stock held by YAAF II and 9,134,600 shares of Common Stock will be issuable upon conversion of the 45,673 shares of Series A-Y Convertible Preferred Stock held by YAAF II Parallel. Based on the 57,899,318 shares of Common Stock outstanding as of July 17, 2009, as reported by the Company in its Form 10-Q filed on July 23, 2009, the shares of Common Stock directly beneficially owned by YCI, YAAF, YAAF Parallel, YAAF II and YAAF II Parallel represent 1.5%, 1.5%, 1.5%, 0%, and 0% of the Common Stock, respectively, and 4.5% of the Common Stock in the aggregate. After the one year anniversary of the issuance of the preferred stock and assuming that the stockholder approval is obtained, dividends on the preferred stock are cash paid and no adjustments are made pursuant to anti-dilution provisions, 13,865,400 shares of Common Stock will be issuable upon conversion of the 69,327 shares of Series A-Y Convertible Preferred Stock held by YAAF II and 9,134,600 shares of Common Stock will be issuable upon conversion of the 45,673 shares of Series A-Y Convertible Preferred Stock held by YAAF II Parallel. Taking into account the shares of Common Stock issuable upon conversion of the A-Y Preferred Stock (but excluding the shares issuable upon conversion of the A-T Preferred Stock owned by Tengelmann) and assuming the number of outstanding shares of Common Stock otherwise remains the same as reported by the Company in its Form 10-Q filed on July 23, 2009, the shares of Common Stock and A-Y Preferred Stock directly and beneficially owned by YCI, YAAF, YAAF Parallel, YAAF II and YAAF II Parallel would represent 1.5%, 1.5%, 1.1%, 17.1%, and 11.3% of the Common Stock, respectively, and 31.6% of the Common Stock in the aggregate. Taking into account the shares of Common Stock issuable upon conversion of the Series A-Y Convertible Preferred Stock (and including the shares issuable upon conversion of the A-T Preferred Stock owned by Tengelmann) and assuming the number of outstanding shares of Common Stock otherwise remains the same as reported by the Company in its Form 10-Q filed on July 23, 2009, the shares of Common Stock and Series A-Y Convertible Preferred Stock directly and beneficially owned by YCI, YAAF, YAAF Parallel, YAAF II and YAAF II Parallel would represent 1.0%, 0.9%, 0.9%, 14.9%, and 9.8% of the Common Stock, respectively, and 27.5% of the Common Stock in the aggregate.

By virtue of the relationships described, each of the other members of the Yucaipa Group may be deemed to share beneficial ownership of the shares of Common Stock or shares of Common Stock issuable upon conversion of the Series A-Y Convertible Preferred Stock in the case of YAAF II and YAAF II Parallel, directly beneficially owned by YCI, YAAF, YAAF Parallel, YAAF II and YAAF II Parallel. Each of the YCI Parties disclaims any ownership of the shares of Common Stock or shares of Common Stock issuable upon conversion of the Series A-Y Convertible Preferred Stock owned by the YAAF Parties or the YAAF II Parties. Each of the YAAF Parties disclaims any ownership of the shares of Common Stock or shares of Common Stock issuable upon conversion of the Series A-Y Convertible Preferred Stock owned by the YCI Parties or the YAAF II Parties. Each of the YAAF II Parties disclaims any ownership of the shares of Common Stock owned by the YCI Parties or the YAAF Parties. YAAF and YAAF Parallel each disclaims any ownership of the shares of Common Stock owned by the other. YAAF II and YAAF II Parallel each disclaims any ownership of the shares of Common Stock issuable upon conversion of the Series A-Y Convertible Preferred Stock owned by the other. Mr. Burkle disclaims any ownership of the shares of Common Stock or shares of Common Stock issuable upon conversion of the Series A-Y Convertible Preferred Stock owned by the other members of the Yucaipa Group.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of August 31, 2009 by each director and each named executive officer (“NEO”), individually, and by all directors and the executive officers of the Company as a group. The applicable percentage ownership is based on 58,344,210 shares of Common Stock outstanding on August 31, 2009.

	Shares
	Beneficially	Stock Option	Deferred
	Owned(1)	Shares(2)	Plan(3)	Total	% of Class

John D. Barline	30,879	212	35,204	66,295	*
Jens-Jürgen Böckel	29,945	2,529	9,169	41,643	*
Frederic F. Brace	0	0	0	0	—
Eric Claus	126,938	40,459	0	167,397	*
Christian W.E. Haub(4)	24,080,225	318,478	0	24,398,703	41.6
Brenda Galgano	54,030	33,179	0	87,209	*
Bobbie Andrea Gaunt	11,392	4,428	72,018	87,838	*
Andreas Guldin	10,426	12,905	0	23,331	*
Dan Kourkoumelis	7,444	5,061	50,178	62,683	*
Edward Lewis	45,404	633	22,615	68,652	*
Gregory Mays	23,382	0	23,733	47,115	*
Rebecca Philbert	0	5,948	0	5,948	*
Maureen B. Tart-Bezer	7,084	4,428	45,133	56,645	*
Terrence J. Wallock	0	0	0	0	—
All directors and executive officers as a group (19 persons)	24,538,559	472,952	258,050	25,269,561	42.8

*	Less than 1%

(1)	For purposes of this table, a person or a group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire as of October 30, 2009 (60 days after August 28, 2009). For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which such person or persons has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The amounts shown include all stock options granted under the Company’s stock option plans exercisable within sixty (60) days from August 28, 2009 (October 30, 2009).

(3)	The amounts shown represent the stock equivalent units accrued under the Company’s Directors’ Deferred Payment Plan and the 2004 Non-Employee Director Compensation Plan. These share equivalents are subject to Common Stock market price fluctuations.

(4)	Christian Haub has shared voting and investment power over the shares owned by Tengelmann and Emil Capital Partners, LLC and they are therefore included in the number of shares beneficially owned by him. The number of shares beneficially owned by Christian Haub excludes 500 shares of the Company’s Common Stock held by his wife in respect of which Christian Haub disclaims any power to vote, or to direct voting, and any power to dispose, or to direct disposition. The number of shares over which Mr. Haub has shared voting and investment power are as follows: Tengelmann — 23,785,764; Emil Capital Partners, LLC — 1,290,393.

TRANSACTIONS WITH RELATED PARTIES

Each of John D. Barline, Dr. Jens-Jürgen Böckel, Dr. Andreas Guldin and Christian W. E. Haub is a director of the Company who was elected to the board of directors by Tengelmann as the holder of the Series A-T Convertible Preferred Stock. Christian W. E. Haub has voting and investment power over the shares owned by Tengelmann. Assuming the conversion of only those shares of Convertible Preferred Stock held by Tengelmann, such that only the shares of Common Stock issuable to Tengelmann upon conversion of the Series A-T Convertible Preferred Stock are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of Common Stock owned by Tengelmann but the shares of Common Stock issuable upon conversion of the Series A-Y Convertible Preferred Stock are not deemed to be outstanding, and assuming that all dividends have been paid in cash, the as-converted shareholding of Tengelmann would be 35,785,764 shares of Common Stock, representing approximately 50.9% of the number of shares of Common Stock outstanding on an as-converted basis. Tengelmann has purchased 60,000 shares of Convertible Preferred Stock. Assuming the conversion of all of the outstanding shares of Convertible Preferred Stock held by the Investors, and assuming that all dividends have been paid in cash, the as-converted shareholding of Tengelmann would be 35,785,764 shares of Common Stock, representing approximately 38.3% of the number of shares of Common Stock outstanding on an as-converted basis. If Proposal 1 is approved, Tengelmann will be entitled to convert each of these shares of Convertible Preferred Stock into shares of the Company’s Common Stock at an initial rate of 200 shares of Common Stock per share of Convertible Preferred Stock. In addition, if Proposal 1 is approved, Tengelmann will be able to vote its shares of Convertible Preferred Stock on all items proposed to stockholders of the Company on an as-converted basis. Mr. Haub has voting and investment power over the shares of Convertible Preferred Stock owned by Tengelmann and as such he would benefit from the approval of Proposal 1.

In connection with the sale of the Convertible Preferred Stock, the Company’s board of directors was increased by two members on August 4, 2009. Each of Mr. Frederic F. Brace and Mr. Terrance W. Wallock is a director of the Company that was appointed to the board of directors by the holders of the Series A-Y Convertible Preferred Stock, voting as a single class. Assuming the conversion of only those shares of Convertible Preferred Stock held by Yucaipa, such that only the shares of Common Stock issuable to Yucaipa upon conversion of the Series A-Y Convertible Preferred Stock are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of Common Stock owned by Yucaipa but the shares of Common Stock issuable upon conversion of the Series A-T Convertible Preferred Stock are not deemed to be outstanding, and assuming that all dividends have been paid in cash, the as-converted shareholding of Yucaipa would be 25,592,610 shares of Common Stock, representing approximately 31.5% of the number of shares of Common Stock outstanding on an as-converted basis. Assuming the conversion of all of the outstanding shares of Convertible Preferred Stock held by the Investors, and assuming that all dividends have been paid in cash, the as-converted shareholding of Yucaipa would be 25,592,610 shares of Common Stock, representing approximately 27.4% of the number of shares of Common Stock outstanding on an as-converted basis. If Proposal 1 is approved, Yucaipa will be entitled to convert each of these shares of Convertible Preferred Stock into shares of the Company’s Common Stock at an initial rate of 200 shares of Common Stock per share of Convertible Preferred Stock. In addition, if Proposal 1 is approved, Yucaipa will be able to vote its shares of Convertible Preferred Stock on all items proposed to stockholders of the Company on an as-converted basis.

In connection with the sale of the Convertible Preferred Stock to Tengelmann, Emil Capital Partners, LLC, an entity in which the Company’s Executive Chairman has a substantial interest and of which Andreas Guldin is Chief Executive Officer, received approximately $2.5 million in placement fees and transaction fees. In addition, the Company has agreed to reimburse Emil Capital Partners, LLC for all reasonable third party expenses incurred by the Tengelmann Partners, Tengelmann or Emil Capital Partners, LLC (including in connection with this proxy statement), which reimbursement payment has not yet been made. In connection with the sale of the Preferred Stock to Yucaipa, Yucaipa’s investor representative received approximately $2.63 million in placement fees in addition to the reimbursement of up to $1.4 million of transaction-related expenses. Yucaipa will also be reimbursed up to $50,000 for all reasonable legal fees incurred in connection with this proxy statement.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The following description of the Company’s capital stock is a summary and is qualified in its entirety by reference to the Company’s charter and bylaws and by applicable law. The rights of the Company’s stockholders are currently governed by the MGCL as well as the Articles of Amendment and Restatement of the Articles of Incorporation of the Company, as amended and including the Articles Supplementary, and the bylaws of the Company, in each case as amended, supplemented and corrected, which we refer to as the charter and bylaws of the Company, respectively.

The Company’s authorized share capital consists of 160,000,000 common shares, $1.00 par value, which we refer to as Common Stock, and 3,000,000 shares of preferred stock without par value. At August 31, 2009, 58,344,210 shares of Common Stock and 175,000 shares of preferred stock were outstanding. The Convertible Preferred Stock dividends are payable in cash or in additional shares of Convertible Preferred Stock if the Company is unable to make such payments in cash. Under certain circumstances the Company may not have sufficient financial resources to pay dividends in cash or may be prohibited from doing so under its credit facility or other debt agreements. As of the date of this proxy statement, the Company may not have a sufficient number of shares of its Common Stock authorized to enable it to reserve shares of Common Stock issuable upon the conversion of Convertible Preferred Stock that is issued in satisfaction of the Company’s obligation to pay dividends on the Convertible Preferred Stock. Pursuant to the Stockholder Agreements, the Company is obligated to seek stockholder approval to increase the authorized number of shares of the Company’s Common Stock by up to 100,000,000 shares on or prior to August 4, 2010.

Convertible Preferred Stock

The following is a summary of the material terms and provisions of the designation, voting powers, preferences, conversions and other rights, qualifications, limitations as to dividends, terms and conditions of redemption and restrictions of the Convertible Preferred Stock as contained in the Articles Supplementary of 8% Cumulative Convertible Preferred Stock, Series A-T, A-Y, B-T and B-Y which we refer to as the Articles Supplementary. While we believe this summary covers the material terms and provisions of the Articles Supplementary, we encourage you to read the Articles Supplementary, which was included as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on August 5, 2009. For more information about accessing this report and the other information we file with the SEC, please see “Where You Can Find More Information” below.

Of the 3,000,000 authorized shares of preferred stock of the Company, 1,400,000 shares are designated Convertible Preferred Stock, of which 350,000 shares are designated as Series A-T Convertible Preferred Stock, 350,000 shares are designated as Series A-Y Convertible Preferred Stock, 350,000 shares are designated as Series B-T Convertible Preferred Stock and 350,000 shares are designated as Series B-Y Convertible Preferred Stock. The following discussion summarizes certain features of the Convertible Preferred Stock.

Dividends and Distributions

The holders of the Convertible Preferred Stock are entitled to receive out of funds legally available for the payment of dividends cumulative dividends accruing at a rate (the “Applicable Rate”) on the liquidation preference for the applicable dividend period. The Applicable Rate will be 8.0% unless adjusted as described below. Dividends are payable quarterly in arrears on each of March 15, June 15, September 15 and December 15 of each year (each a “Dividend Payment Date”) for so long as Convertible Preferred Stock is outstanding. The record date for the payment of dividends is the fifteenth day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other record date fixed by the board of directors on a date not more than 30 nor less than 10 days prior to such Dividend Payment Date.

Dividends are payable in cash or in additional shares of Convertible Preferred Stock, if the Company is not able to pay the dividends in cash in full. If the Company makes a dividend payment in additional shares of Convertible Preferred Stock, the Convertible Preferred Stock will be valued at the liquidation preference of the Convertible Preferred Stock and the dividend rate will be 9.5% per annum with respect to any dividend period in which dividends are paid in additional shares of Convertible Preferred Stock. The number of additional shares of Convertible Preferred stock issuable pursuant to the Convertible Preferred Stock dividend will be determined by dividing (a) the amount of the dividend per share of Convertible Preferred Stock payable at the Applicable Rate by (b) the per share liquidation preference.

Cumulative quarterly dividends will accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.

To the extent the Company fails to pay dividends on the Convertible Preferred Stock, whether or not declared, in respect of a dividend period, the Applicable Rate shall be increased by 2.0% per annum for such dividend period. In addition, if the Company fails to obtain the required NYSE stockholder approval set forth in Proposal 1 on or prior to the six month anniversary of the issuance of the Convertible Preferred Stock, or February 4, 2010, the Applicable Rate shall be increased by an additional 2.0% per annum from such six month anniversary and shall increase by an additional 1.0% per annum at the end of each six-month period thereafter until such stockholder approval has been obtained.

Unless and until all accrued dividends on the Convertible Preferred Stock have been contemporaneously declared and paid through the current dividend period, the Company may not, with certain exceptions, declare or pay any dividend on, or set apart any sum for the payment of dividends on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any junior stock or parity stock, or make any guarantee payment with respect thereto.

While any shares of Convertible Preferred Stock are outstanding, the Company may not pay any dividend, or set aside any funds for the payment of a dividend, with regard to any shares of any class or series of stock of the Company which ranks on a parity with the Convertible Preferred Stock as to payment of dividends unless at least a proportionate payment is made with regard to all accrued dividends on the Convertible Preferred Stock (except, as to any shares of the Convertible Preferred Stock as to which a notice of conversion has been furnished by the holder thereof, at the effective time of conversion) through the most recent preceding Dividend Payment Date.

Ranking

The Convertible Preferred Stock will rank (i) equally with parity stock, if any, with respect to the payment of dividends and in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, (ii) senior to any junior stock over which the Convertible Preferred Stock has preference or priority with respect to any payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (iii) junior to senior stock, if any, which has preference and priority over the Convertible Preferred Stock with respect to the payment of dividends and/or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, as applicable.

Voting Rights

The holders of shares of Series A-T and A-Y Convertible Preferred Stock (the “Series A Holders”) have the right to vote on all matters on which the holders of Common Stock are entitled to vote. The Series A Holders will vote on an “as converted” basis with holders of shares of the Common Stock, as though part of the same class as holders of Common Stock. The number of shares of Common Stock deemed to be held of record by holders of shares of Convertible Preferred Stock on any record date is the number of shares of Common Stock into which the shares of Convertible Preferred Stock held by such holders would be entitled to be converted on such record date, subject to the applicable limitations provided in the Articles Supplementary as described in the section entitled “Proposal 1 — Approval of the Issuance of Common Stock upon Conversion of the Convertible Preferred Stock and the Voting of the Convertible Preferred Stock on an As-Converted Basis.” In accordance with the NYSE rules, prior to obtaining stockholder approval, the Convertible Preferred Stock may not be converted into shares of the Company’s Common Stock in excess of 19.99% of the shares of the Company’s Common Stock outstanding prior to their issuance and the Convertible Preferred Stock held by Tengelmann may not be converted into shares of the Company’s Common Stock in excess of 1.0% of the shares of the Company’s Common Stock outstanding prior to their issuance.

The votes of holders of shares of Convertible Preferred Stock held by the Series A Holders will not be counted in determining whether Proposal 1 has been approved; however, because holders of Convertible Preferred Stock are entitled to vote such securities on Proposal 1 under the MGCL and the charter of the Company, shares of Convertible Preferred Stock up to the limit of 19.99% of the Common Stock outstanding prior to the Convertible Preferred Stock issuance will be counted in determining whether a quorum is present with respect to Proposal 1 for purposes of the MGCL.

The holders of the Series A-T Convertible Preferred Stock and the Series A-Y Convertible Preferred Stock, respectively, are each entitled to vote as a separate class to elect a certain number of directors to the Company’s board of directors (the “Series A Preferred Directors”), which number of directors is determined by applying the Tengelmann Board Representation Entitlement Calculation and Yucaipa Board Representation Entitlement Calculation, respectively. See “Description of the Convertible Preferred Transaction — Stockholder Agreements.” Immediately upon the consummation of the sale of the Convertible Preferred Stock, the size of the Company’s board of directors was increased to eleven, and Yucaipa elected two directors to the board of directors as Series A Preferred Directors. Tengelmann designated the four currently-serving directors appointed by Tengelmann as Series A Preferred Directors.

In addition, at any time when the equivalent of six quarterly dividends on the Convertible Preferred Stock or any class or series of stock of the Company that ranks equally with the Convertible Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the affairs of the Company upon which voting rights equivalent to those granted by this provision have been conferred and are exercisable (“Special Voting Parity Stock”) are accrued and unpaid (whether or not consecutive and whether or not declared), the number of directors constituting the Company’s board of directors shall be increased by two and the holders of any class or series of Special Voting Parity Stock shall have the right, voting together with the holders of Convertible Preferred Stock as a single class, to the exclusion of the holders of Common Stock, to elect two directors to fill such newly created vacancies, subject to certain limitations. Upon the written request of the holders of at least 25.0% of the Convertible Preferred Stock or the holders of at least 25.0% of any class or series of Special Voting Parity Stock, the Company must call a special meeting of the holders of Convertible Preferred Stock and the holders of Special Voting Parity Stock for the election of these two directors (such directors, the “Nonpayment Directors”). The presence of at least a majority in voting power of then outstanding Convertible Preferred Stock and any Special Voting Parity Stock shall constitute a quorum for such purpose, and the affirmative vote of holders of two-thirds of the outstanding shares of Convertible Preferred Stock and any Special Voting Parity Stock, voting together as a single class, is required to elect any Nonpayment Director, in each case calculated on a per-directorship basis. The Nonpayment Directors are each entitled to one vote per director on any matter. When the Company has paid all dividends in arrears in full, the right of the holders to elect the Nonpayment Directors will cease and the terms of office of the Nonpayment Directors will immediately terminate and the number of directors constituting the board of directors will be reduced accordingly. Any Nonpayment Director may be removed at any time without cause by the holders of two-thirds of the outstanding shares of Convertible Preferred Stock and any Special Voting Parity Stock, such voting power allocated pro rata based on the liquidation preference of the respective shares.

While any shares of Convertible Preferred Stock are outstanding, the Company may not, without approval of holders of at least two-thirds of the outstanding shares of Convertible Preferred Stock, voting together as a single class, take any of the following actions:

(i) amend, alter or repeal of any provision of the Company’s charter (including the Articles Supplementary) or the Company’s bylaws, whether by merger, consolidation or otherwise, that would alter or change the preferences or privileges of the Convertible Preferred Stock so as to affect them adversely;

(ii) amend or alter any provision of the Company’s charter, whether by merger, consolidation or otherwise, to authorize or create, or increase the number of authorized shares of, or any securities convertible into shares of, or reclassify any security into, any class or series of the Company’s capital stock ranking equal or senior to the Convertible Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Company; or

(iii) consummate a binding share exchange or reclassification involving the Convertible Preferred Stock or a merger or consolidation of the Company with another entity, except that holders of Convertible Preferred

Stock will have no right to vote under this provision if, in each case, (A) the Convertible Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and that is a corporation for U.S. federal income tax purposes (or if such entity is not a corporation, the Company having received an opinion of nationally recognized counsel experienced in such matters to the effect that holders of the Convertible Preferred Stock will be subject to tax for U.S. federal income tax purposes with respect to such new preferred securities after such merger or consolidation in the same amount, at the same time and otherwise in the same manner as would have been the case under the Convertible Preferred Stock prior to such merger or consolidation), and (B) such Convertible Preferred Stock remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Convertible Preferred Stock, taken as a whole; provided, further, that any increase in the number of authorized shares of preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the number of authorized or issued shares, of other series of preferred stock or any securities convertible into preferred stock, in each case, ranking junior to the Convertible Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon the Company’s liquidation, dissolution or winding up will not be deemed to adversely affect the preferences or privileges of the Convertible Preferred Stock and holders of the Convertible Preferred Stock will have no right to vote on such an increase, creation or issuance.

In addition to the vote or consent required as described above, if any amendment, alteration or repeal specified in clause (i) above would adversely affect one or more series of Convertible Preferred Stock disproportionately, the vote or consent of the holders of at least two-thirds of each such series of Convertible Preferred Stock as are adversely affected by and entitled to vote on the matter, each voting as a class, will be necessary for effecting or validating such action.

Liquidation Preference

Each share of Convertible Preferred Stock has an initial liquidation preference of $1,000, subject to adjustment. In the event of a voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of the Convertible Preferred Stock will be entitled to receive for each share, out of the assets of the Company legally available for distribution to stockholders of the Company, and after satisfaction of all liabilities and obligations to depositors and creditors of the Company, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock or other junior stock, and subject to the rights of holders of any class or series of securities ranking senior to or on parity with the Convertible Preferred Stock, an amount equal to the greater of the liquidation preference per share of Convertible Preferred Stock plus any accumulated and unpaid and accrued and unpaid dividends and the amount that would be payable in such liquidation, dissolution or winding-up of the Company with respect to the shares of Common Stock that would be issuable to holders of Convertible Preferred Stock had such shares been converted to Common Stock immediately prior to such liquidation, dissolution or winding-up of the Company. If the assets of the Company are not sufficient to pay the full liquidation preference of the Convertible Preferred Stock, plus any accumulated and unpaid and accrued and unpaid dividends to all holders of Convertible Preferred Stock and all holders of any parity stock, the amounts paid to the holders of Convertible Preferred Stock and parity stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

Conversion into Common Stock

The Convertible Preferred Stock will be convertible into shares of Common Stock at an initial conversion rate of 200 shares of Common Stock per share of Convertible Preferred Stock (subject to certain adjustments). The Convertible Preferred Stock is convertible at any time beginning on August 5, 2010, at the election of the holders, provided that, prior to obtaining the stockholder approval required by the NYSE set forth in Proposal 1 (the “NYSE Approval”), the holders of Convertible Preferred Stock are subject to the limitations on conversion and voting described herein. The Company has reserved, and will keep available out of its authorized and unissued Common Stock, such number of shares that would be issued upon conversion of all Convertible Preferred Stock currently outstanding. On or prior to the first anniversary of the Closing Date, the Company has agreed to call a meeting of stockholders to vote upon the approval of an amendment to the Company’s charter to increase the number of shares of the Company’s Common Stock authorized for issuance by up to 100,000,000 shares for purposes of giving the Company additional flexibility to pay dividends on the Convertible Preferred Stock in additional shares of Convertible Preferred Stock. Pursuant to the Stockholder Agreements, each of the Investors and their affiliates has agreed to vote their then-held shares of Common Stock and Convertible Preferred Stock in favor of such proposal and has irrevocably granted to, and appointed the Company and any individual designated in writing by the Company as, proxy and attorney-in-fact for and in the place of the Investor, to vote or cause to be voted such securities or to grant a consent or approval in respect of such securities in favor of such proposal.

The conversion rate is subject to adjustment if, after the Convertible Preferred Stock is issued, the Company consummates a transaction as a result of which (i) a person or group as defined in Section 13(d) of the Exchange Act, other than certain permitted holders, has become the beneficial owner of more than 50% of the total voting power of the of the Company’s capital stock; (ii) the Company has effected a business combination, subject to certain exceptions; or (iii) the Company’s Common Stock is not listed for trading on a U.S. national or regional securities exchange, and 10.0% or more of the consideration for the Common Stock in the transaction (excluding in calculating such percentage cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) consists of consideration other than common stock that is traded or will be traded on a U.S. national or regional stock exchange. In such event, the conversion rate shall be increased by a certain number of additional shares, as determined by the date of such transaction and the price paid per share of Common Stock, as set forth in the Articles Supplementary.

In addition, the conversion rate is subject to change based on certain customary anti-dilution provisions including, among other events, any dividend or distribution on the Common Stock of Common Stock, any subdivision, split or reclassification of the Common Stock, any issuance of rights or warrants to purchase Common Stock to holders of the Common Stock, any dividends or distributions paid exclusively in cash, any spin-offs and certain repurchases of Common Stock. In addition, the Company is permitted to increase the conversion rate by any amount for a period of at least 20 business days if the board of directors has determined that such increase would be in the best interests of the Company, as provided in the Articles Supplementary.

Redemption and Repurchase

The Company is required to redeem all of the outstanding Convertible Preferred Stock on August 1, 2016 (the “Maturity Date”) at 100.0% of the liquidation preference, plus all accumulated and unpaid and accrued and unpaid dividends. The Convertible Preferred Stock is not redeemable prior to the Maturity Date.

Upon the occurrence of a Fundamental Change (as defined below), at any time after December 3, 2012 (or, if the Company’s existing credit agreement has been refinanced, such earlier date as permitted under the terms of the refinanced indebtedness) and, so long as any of the Company’s 11 3/8% Senior Secured Notes due 2015 (the “Senior Secured Notes”) are outstanding, after the completion of any Change of Control Offer (as defined in the Senior Secured Notes Indenture) required under the Senior Secured Notes as a result of the event that constitutes such Fundamental Change, the holders of the Convertible Preferred Stock may require the Company to repurchase their shares of Convertible Preferred Stock, in whole or in part, in cash at 101.0% of the liquidation preference plus accumulated and unpaid and accrued dividends. A Fundamental Change is defined in the Articles Supplementary as including (i) a person or group as defined in Section 13(d) of the Exchange Act, other than certain permitted holders, becoming the beneficial owner of more than 50% of the total voting power of the of the Company’s capital stock, subject to certain exceptions; (ii) the majority of the members of the board of directors not constituting Continuing Directors, as defined in the Articles Supplementary; (iii) any business combination, subject to certain exceptions; (iv) the Common Stock not being listed for trading on a U.S. national or regional securities exchange and (v) the commencement of certain bankruptcy or insolvency proceedings.

Series B Convertible Preferred Stock

Each share of Series A-T Convertible Preferred Stock will automatically convert into one share of Series B-T Convertible Preferred Stock upon a sale or other transfer of such share of Series A-T Convertible Preferred Stock to a person other than Tengelmann or certain permitted transferees of Tengelmann; provided that if Proposal 1 is approved, each share of Series A-T Convertible Preferred Stock will automatically convert into one share of Series A-Y Convertible Preferred Stock upon a sale or other transfer of such share of Series A-T Convertible Preferred Stock to Yucaipa or certain permitted transferees of Yucaipa. Each share of Series A-Y Convertible Preferred Stock will automatically convert into one share of Series B-Y Convertible Preferred Stock upon a sale or other transfer of such share of Series A-Y Convertible Preferred Stock to a person other than Yucaipa or certain permitted transferees of Yucaipa; provided that each share of Series A-Y Convertible Preferred Stock will automatically convert into one share of Series A-T Convertible Preferred Stock upon a sale or other transfer of such share of Series A-Y Convertible Preferred Stock to Tengelmann or certain permitted transferees of Tengelmann.

The Series B Convertible Preferred Stock will have the same rights and preferences as the Series A Convertible Preferred Stock except that the Series B Convertible Preferred Stock is not entitled to any voting rights or board representation except, in both cases, with respect to the Nonpayment Directors, if any.

Common Stock

The Company’s Common Stock is listed for trading on the NYSE under the symbol “GAP.” The Company’s transfer agent and registrar for its Common Stock is the American Stock Transfer and Trust Company, 59 Maiden Lane, New York, NY 10038, telephone: (800) 937-5449.

Common stockholders only receive dividends when, as and if authorized and declared by the board of directors of the Company. If declared, dividends may be paid in cash, stock or other forms of consideration. Common stockholders may not receive dividends until the Company has satisfied its obligations to its outstanding preferred stockholders. Some of the Company’s outstanding debt securities, credit agreements and other loan agreements also restrict the Company’s ability to pay dividends.

All outstanding shares of Common Stock are fully paid and nonassessable. The Common Stock has no subscription rights, conversion or preemptive rights or redemption or sinking fund provisions.

Each share of Common Stock is entitled to one vote in the election of directors and other matters. Except as discussed above with respect to the Series A Preferred Directors, directors are elected by the vote of a plurality of the votes cast by stockholders present in person or by proxy and entitled to vote in the election at a meeting at which a quorum is present. Common stockholders are not entitled to cumulative voting rights. Members of the Company’s board of directors serve one-year terms (and until their successors are elected and qualify) and all directors are elected annually. Directors may be removed from office by the vote of a majority of the outstanding shares entitled to vote generally for the election of directors, except with respect to the Series A Preferred Directors.

The quorum required at a stockholders’ meeting is a majority of the votes entitled to be cast at the meeting, represented in person or by proxy. If a quorum is present, action on a matter (other than the election of directors) is approved by the vote of a majority of all the votes cast at the meeting, unless otherwise required by law or the Company’s charter. The MGCL requires approval by two-thirds of all votes entitled to be cast on the matter by each voting group entitled to vote, in the case of extraordinary corporate actions, such as:

•	certain consolidations or mergers;

•	with respect to the party other than the successor, a share exchange;

•	an amendment to the charter, with certain exceptions;

•	with respect to the transferor corporation, the sale, lease, exchange or other disposition of all or substantially all of the corporation’s assets, other than in the usual and regular course of business or if all of the equity interests of the transferee are owned, directly or indirectly, by the transferor corporation; or

•	the dissolution of the corporation.

Provisions Restricting a Change of Control

The Company’s charter and bylaws, as well as the provisions of the MGCL, contain provisions that may have the effect of delaying, deferring or preventing a change in control of the Company, including limitations in the Company’s charter to issuing preemptive rights other than those approved by the board of directors and limitations in the Company’s bylaws requiring a vote by 66.67% or more of the Company’s directors to change the size of the board of directors and certain approval rights for Tengelmann and Yucaipa pertaining to certain corporate actions, such as, with certain exceptions, business combinations, issuances of additional equity securities, amendments to the Company’s charter or bylaws and actions that would dilute the ownership percentages of Tengelmann or Yucaipa, respectively, as more fully described in the “Description of the Convertible Preferred Transaction — Stockholder Agreements” section of this proxy statement. Although the Company’s charter does not contain such a provision, the MGCL allows a corporation’s charter to contain a provision requiring for any purpose a lesser proportion of the votes of all classes or of any class of stock than the proportion required by the MGCL for that purpose, but this proportion may not be less than a majority of all votes entitled to be cast on the matter. If a corporation’s charter contains such a provision, it will affect the procedures necessary to effect a change of control.

Maryland Business Combination Act

The provisions of the Maryland Business Combination Act do not apply to business combinations of the Company because the Company had an existing interested stockholder on July 1, 1983 and its charter and bylaws do not provide otherwise. The Company may, however, opt into these provisions by charter or bylaw provision or by board resolution.

Under the Maryland Business Combination Act, certain “business combinations” between a Maryland corporation and an “interested stockholder” or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Under the MGCL, an “interested stockholder” includes a person who is:

•	the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of the corporation; or

•	an affiliate or associate of the corporation and was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation at any time within the two-year period immediately prior to the date in question. A person is not an interested stockholder if, prior to the most recent time at which the person otherwise had become an interested stockholder, the board of directors of the corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder.

Business combinations for the purposes of the preceding paragraph are defined by the MGCL to include certain mergers, consolidations, share exchanges and asset transfers, some issuances and reclassifications of equity securities, the adoption of certain plans of liquidation or dissolution or the receipt by an interested stockholder or its affiliate of any loan, advance, guarantee, pledge or other financial assistance or tax advantage provided by the corporation. After the five-year moratorium period has elapsed, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation voting together as a single group; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder or its affiliates or associates with whom the business combination is to be effected, voting together as a single group.

The above voting requirements of the Maryland Business Combination Act do not apply if each of the following conditions is met:

•	The aggregate amount of cash and the market value as of the later of the day prior to the stockholder vote or the twenty days prior to the closing date (or, if no stockholder vote, as of the closing date), which is referred to as the “valuation date,” of consideration other than cash to be received per share by holders of Common Stock is at least equal to the highest of the following:

(i) the highest per share price paid by the interested stockholder for any shares of such stock of the same class or series within the five-year period immediately before the announcement date of the proposed business combination plus compound interest as specified in the Maryland Business Combination Act, less the aggregate amount of any cash dividends and the market value of any noncash dividends paid, per share of such stock from the earliest date through the valuation date, up to the amount of interest;

(ii) the highest per share price paid by the interested stockholder for any shares of such stock of the same class or series on or within the five-year period immediately prior to the most recent date on which the interested stockholder became an interested stockholder, which is referred to as the “determination date,” plus compound interest as specified in the Maryland Business Combination Act, less the aggregate amount of any cash dividends and the market value of any noncash dividends paid per share of such stock from the earliest date through the valuation date, up to the amount of interest;

(iii) the market value per share of such stock of the same class or series on the announcement date of the proposed business combination plus compound interest as specified in the Maryland Business Combination Act, less the aggregate amount of any cash dividends and the market value of any noncash dividends paid per share of such stock from the earliest date through the valuation date, up to the amount of interest;

(iv) the market value per share of such stock of the same class or series on the determination date plus compound interest as specified in the Maryland Business Combination Act, less the aggregate amount of any cash dividends and the market value of any noncash dividends paid per share of such stock from the earliest date through the valuation date, up to the amount of interest; or

(v) the price per share equal to the market value per share of such stock of the same class or series on the announcement date of the proposed business combination or on the determination date, whichever is higher, multiplied by a fraction equal to (a) the highest per share price paid by the interested stockholder for any shares of such stock of the same class acquired by such interested stockholder within the five-year period immediately prior to the announcement date of the proposed business combination over (b) the market value per share of such stock of the same class on the first day in such five-year period on which the interested stockholder acquires any shares of such stock,

•	The aggregate amount of cash and the market value as of the valuation date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding stock other than Common Stock in the business combination must be at least equal to the price required for such stock of any class or series under subsections (i) — (v), above; or the highest preferential amount per share to which the holders of shares of such class or series of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, whichever is greater,

•	The consideration to be received by holders of any class of outstanding stock is cash or the same form as the interested stockholder paid for its shares. If the interested stockholder has paid for shares with varying forms of consideration, the form of consideration for such stock shall be either cash or the form used to acquire the largest number of shares previously acquired, and

•	After the determination date and prior to the consummation of the business combination there has been: (i) no failure to declare and pay full periodic dividends on any outstanding preferred stock; (ii) no reduction in the annual rate of dividends paid on any class or series of stock that is not preferred stock, except as necessary to reflect or correct any capitalization changes to the corporation; and (iii) the interested stockholder did not become the beneficial owner of any additional shares of stock except as part of the transaction which resulted in such interested stockholder becoming an interested stockholder or by virtue of proportionate stock splits or stock dividends. Clauses (i) and (ii) above do not apply if no interested stockholder, or an affiliate or associate of the interested stockholder, voted as a director in a manner inconsistent with such clauses and the interested stockholder, within ten days after any such action, notifies the board in writing that such interested stockholder disapproves of such action and requests in good faith that the board rectify such act or failure to act.

The provisions of the Maryland Business Combination Act do not apply:

•	if the business combination has, either specifically, generally, or generally by types, whether as to specifically identified or unidentified existing or future interested stockholders or their affiliates, been approved or exempted therefrom, in whole or in part, by resolution of the board of directors either (i) prior to September 1, 1983 or such earlier date as may be irrevocably established by resolution of the board of directors or (ii) at any time prior to the most recent time that an interested stockholder became an interested stockholder if such business combinations involve transactions with a particular interested stockholder or its existing or future affiliates, and

•	unless otherwise provided by the charter or bylaws of the corporation, to business combinations of a corporation which, on July 1, 1983, had an existing interested stockholder, whether such business combination is with the existing stockholder or any other person that becomes an interested stockholder after July 1, 1983 unless the board of directors elects by resolution after July 1, 1983 to be subject to the Maryland Business Combination Act, in whole or in part, specifically, generally or generally by types as to specifically identified or unidentified interested stockholders.

Maryland Control Share Acquisition Act

The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or by employees who are also directors of the corporation.

“Control shares” are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person or with respect to which such person is entitled to exercise voting power (other than pursuant to a revocable proxy), would entitle the acquiror, directly or indirectly, to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.

A “control share acquisition” means the acquisition, directly or indirectly, of ownership of or power to direct the voting power of issued and outstanding control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel the board of directors, upon satisfaction of certain conditions, including the delivery of an acquiring person statement containing certain required information and the delivery of an undertaking to pay certain expenses, by written request made at the time of delivery of such acquiring person statement, to call a special meeting of stockholders to be held within fifty days after receiving both the request and undertaking to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any meeting of stockholders.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved. The corporation’s redemption of the control shares will be for fair value determined, without regard to the absence of voting rights, as of the date of the last control share acquisition or, if a meeting of stockholders is held to consider the voting rights of the shares, as of the date of such meeting. Unless the corporation’s charter or bylaws provide otherwise, if voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The Company’s charter and bylaws do not provide otherwise. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid in the control share acquisition. Certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

A control share acquisition does not include:

•	shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction;

•	shares acquired or under contract to be acquired before November 4, 1988;

•	shares acquired under the laws of descent and distribution;

•	shares acquired under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the Maryland Control Share Acquisition Act; or

•	acquisitions approved or exempted by our charter or bylaws.

The Company’s bylaws expressly waive the application of the Control Share Acquisition Act as it applies to any acquisition of shares of the Company’s stock by Tengelmann, Yucaipa or any of their Affiliates (as defined in the Company’s bylaws). Other than as disclosed in the immediately preceding sentence, neither the charter nor the bylaws of the Company exempt identified or unidentified existing or future stockholders or their affiliates or associates from the Maryland Control Share Acquisition Act. In addition, because Tengelmann owned a majority of the Company’s outstanding Common Stock prior to November 4, 1988, the control share acquisition provisions of the MGCL do not apply to acquisitions of the Company Common Stock by Tengelmann made in good faith and not for the purpose of circumventing the Maryland Control Share Acquisition Act.

Subtitle 8 of Title 3 of the MGCL

Subtitle 8 of Title 3 of the MGCL allows a Maryland corporation with a class of equity securities registered under the Exchange Act to elect to be governed by certain Maryland law provisions, notwithstanding a contrary provision in the charter or bylaws. The election to be governed by one or more of these provisions can be made by a Maryland corporation in its charter or bylaws or by resolution adopted by the board of directors. The corporation however must have at least three directors who, at the time of electing to be subject to the provisions, are not:

•	officers or employees of the corporation;

•	persons seeking to acquire control of the corporation;

•	directors, officers, affiliates or associates of any person seeking to acquire control; or

•	nominated or designated as directors by a person seeking to acquire control.

Articles supplementary must be filed with the Maryland State Department of Assessments and Taxation if a Maryland corporation elects to be subject to any or all of the provisions by board resolution or bylaw amendment or the board of directors adopts a resolution that prohibits the corporation from electing to be subject to any or all of the provisions of Subtitle 8 of Title 3. Stockholder approval is not required for the filing of such articles supplementary.

The provisions to which a corporation can elect under Subtitle 8 to be subject are:

•	a classified board;

•	a requirement that the removal of directors requires the affirmative vote of two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies; and

•	a requirement that special stockholders’ meetings must be called by the corporation at the request of stockholders only upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting.

A Maryland corporation’s charter may contain a provision or the board of directors may adopt a resolution that prohibits the corporation from electing to be subject to Subtitle 8 of Title 3 of the MGCL. The Company’s charter does not contain any such provision and the board of directors of the Company has not adopted any resolution containing any such prohibition.

STOCKHOLDER PROPOSALS

The Company will consider including a stockholder’s proposal in the proxy statement and form of proxy for the Annual Meeting of Stockholders for Fiscal 2009 if it receives such proposal at the principal office of the Company no later than January 29, 2010. In order for a proposal submitted outside of Rule 14a-8 of the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be received by April 15, 2010.

OTHER MATTERS

No business other than that set forth in the attached Notice of Special Meeting is expected to come before the Special Meeting. However, should any other matters requiring a vote of stockholders arise, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company.

SOLICITATION OF PROXIES

It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company, by telephone or by other means of communication at nominal cost. The Company will bear the cost of such solicitation. It will reimburse banks, brokers and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of stock in accordance with the New York Stock Exchange (“NYSE”) schedule of charges. In addition, the Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for the meeting and to verify the records relating to the solicitations. MacKenzie Partners, Inc. will receive reasonable and customary compensation for its services (estimated at $12,500) and will be reimbursed for certain reasonable out-of-pocket expenses and other customary costs.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference room. Our SEC filings also are available on the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC as specified below will update and supersede that information. We incorporate by reference the following filings:

•	Our Annual Report on Form 10-K for the fiscal year ended February 28, 2009, as amended;

•	Those portions of our Annual Report to Stockholders for the year ended February 28, 2009 which were incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended February 28, 2009;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 20, 2009; and

•	Our Current Reports on Form 8-K filed on July 24, 2009 and August 5, 2009, except where such Current Reports or the items therein are furnished and not filed.

This proxy statement incorporates important business and financial information about The Great Atlantic & Pacific Tea Company, Inc. from other documents that are not included in or delivered with this document. You may obtain any of the documents incorporated by reference in this proxy statement from the SEC through the SEC’s website at the address provided above and on our website at www.aptea.com. Information contained or linked to or from our website is not a part of this proxy statement. You also may request a copy of any document incorporated by reference in this proxy statement, at no cost, by writing or calling us at the following address: The Great Atlantic & Pacific Tea Company, Inc., 2 Paragon Drive, Montvale, NJ 07645, (201) 571-8748, Attention: Investor Relations.

Statements contained in this proxy statement as to the contents of any contract or other document referred to in this proxy statement do not purport to be complete and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects to all of the provisions of such contract or other document.

By Order of the Board of Directors

ALLAN RICHARDS
Senior Vice President,
Human Resources, Labor Relations, Legal
Services & Secretary

Dated:          , 2009

Dear Stockholder:

We are pleased to send you our Proxy Statement for our upcoming Special Meeting of Stockholders. The Special Meeting of Stockholders will be held at 9:00 A.M. (E.D.T.) on ,          , 2009 at the Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey.

If you are interested in further information about the Company, you are invited to contact the Treasury Department at the executive offices at 2 Paragon Drive, Montvale, New Jersey or visit A&P’s home page at www.aptea.com. Our Special Meeting Proxy Statement is posted on the website under the Investor Relations tab.

Sincerely,
Allan Richards
Senior Vice President, Human Resources, Labor
Relations, Legal Services & Secretary

IMPORTANT NOTICE:  This is your admission ticket. Upon arrival, please present this admission ticket at the registration desk. All special meeting attendees may be asked to present a valid government issued photo identification, such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the special meeting, and attendees will be subject to security inspections.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

PROXY — FOR THE SPECIAL MEETING —          , 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned, having received the Notice of Meeting and Proxy statement dated          , 2009, appoints CHRISTIAN W.E. HAUB, ALLAN RICHARDS and CHRISTOPHER MC GARRY, and each or any of them as Proxies with full power of substitution, to represent and vote all the shares of Common Stock which the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held at 9:00 A.M. (E.D.T.) on          , 2009, at the Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if personally present.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2, SAID ITEMS BEING MORE FULLY DESCRIBED IN THE NOTICE OF MEETING AND ACCOMPANYING PROXY STATEMENT. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.

(To be signed on Reverse Side)

SPECIAL MEETING OF STOCKHOLDERS OF
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
, 2009
PROXY VOTING INSTRUCTIONS

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE — Call toll-free in the United States or from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.	COMPANY NUMBER
Vote online/phone until 11:59 P.M. (E.D.T.) the day before the meeting.	ACCOUNT NUMBER
MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON — You may vote your shares in person by attending the Special Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at

“Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

(1) APPROVAL AS REQUIRED PURSUANT TO NEW YORK STOCK EXCHANGE RULE 312, OF (X) THE SHARES OF OUR CONVERTIBLE PREFERRED STOCK WHEN VOTING TOGETHER WITH THE COMMON STOCK BECOMING ENTITLED TO CAST THE FULL NUMBER OF VOTES ON AN AS-CONVERTED BASIS AND (Y) THE ISSUANCE OF THE FULL AMOUNT OF COMMON STOCK UPON THE EXERCISE OF CONVERSION RIGHTS OF THE CONVERTIBLE PREFERRED STOCK, IN EACH CASE IN ACCORDANCE WITH SUCH RULE
(THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”)

☐	For

☐	Against

☐	Abstain

(2) APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING
(THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”)

☐	For

☐	Against

☐	Abstain

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CONFIDENTIAL VOTING INSTRUCTION FORM

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

SAVINGS PLAN

FIDELITY MANAGEMENT TRUST COMPANY

I hereby direct that the voting rights pertaining to shares of The Great Atlantic & Pacific Tea Company, Inc. held by the Trustee and allocated to my account shall be exercised at the Special Meeting of Stockholders of the Company, to be held on          , 2009, and at any adjournment of such meeting, as specified herein, and if no vote is specified, that such rights be exercised “FOR” Proposals 1 and 2.

By my signature on the reverse, I hereby acknowledge receipt of the Notice of the Special Meeting, the Proxy Statement of the Company dated          , 2009.

Please sign, date and return this form, or provide directions via telephone or internet, by , 2009. For all shares attributable to Plan participant accounts for which the Trustee does not receive voting directions by          , 2009, the Trustee will not vote such shares.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

SPECIAL MEETING OF STOCKHOLDERS OF
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
, 2009
SAVINGS PLAN

PROXY VOTING INSTRUCTIONS

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE — Call toll-free in the United States or from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.	COMPANY NUMBER
Vote online/phone until 11:59 P.M. (E.D.T.) the day before the meeting.	ACCOUNT NUMBER
MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON — You may vote your shares in person by attending the Special Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at

“Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

(1) APPROVAL AS REQUIRED PURSUANT TO NEW YORK STOCK EXCHANGE RULE 312, OF (X) THE SHARES OF OUR CONVERTIBLE PREFERRED STOCK WHEN VOTING TOGETHER WITH THE COMMON STOCK BECOMING ENTITLED TO CAST THE FULL NUMBER OF VOTES ON AN AS-CONVERTED BASIS AND (Y) THE ISSUANCE OF THE FULL AMOUNT OF COMMON STOCK UPON THE EXERCISE OF CONVERSION RIGHTS OF THE CONVERTIBLE PREFERRED STOCK, IN EACH CASE IN ACCORDANCE WITH SUCH RULE
(THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”)

☐	For

☐	Against

☐	Abstain

(2) APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

(THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”)

☐	For

☐	Against

☐	Abstain

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.